UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INDEPENDENCE REALTY TRUST, INC.

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INDEPENDENCE REALTY TRUST, INC.

Two Logan Square

100 N. 18th St., 23rd Floor

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2017

To the Stockholders of INDEPENDENCE REALTY TRUST, INC.:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of stockholders of INDEPENDENCE REALTY TRUST, INC., a Maryland corporation (“IRT”), will be held at IRT’s offices at Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, PA 19103, on Tuesday, May 16, 2017, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect six directors to serve until the next annual meeting of stockholders in 2018.

2. To approve the selection of KPMG LLP as the independent registered public accounting firm for IRT for the fiscal year ending December 31, 2017.

3. To approve, on an advisory basis, the compensation of the named executives, as disclosed in IRT’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related disclosure.

4. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of IRT at the close of business on March 17, 2017 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of IRT given above. The stock transfer books will not be closed.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors,

/s/ JESSICA K. NORMAN
Jessica K. Norman
Secretary

April 4, 2017

Independence Realty Trust, Inc.

Proxy Statement

Table of Contents

General	1
Voting at the Annual Meeting	1
Proposal 1. Election of Directors	3
Proposal 2. Approval of Independent Registered Public Accounting Firm	12
Proposal 3. Advisory Vote on Executive Compensation	13
Proposal 4. Other Matters	14
Security Ownership of Certain Beneficial Owners and Management	15
Our Management	17
Non-Director Executive Officers	19
Executive Officer and Director Compensation	20
Compensation Discussion and Analysis	20
Compensation Committee Report	32
Executive Officer Compensation	33
Summary Compensation Table	33
Grants of Plan-Based Awards in 2016	34
Outstanding Equity Awards at 2016 Fiscal Year-End	36
Option Exercises and Stock Vested in Fiscal 2016	37
Potential Payments on Termination or Change-In-Control	38
Director Compensation	42
Director Compensation in 2016	42
Equity Compensation Plan Information	44
Certain Relationships and Related Party Transactions	45
Section 16(a) Beneficial Ownership Reporting Compliance	47
Stockholder Proposals and Director Nominations	48
Annual Report and Report on Form 10-K	49

Appendix A-IRT Audit Committee Pre Approval Guidelines

INDEPENDENCE REALTY TRUST, INC.

Two Logan Square

100 N. 18th St., 23rd Floor

Philadelphia, PA 19103

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The 2017 annual meeting of stockholders of Independence Realty Trust, Inc., or the annual meeting, will be held on Tuesday, May 16, 2017, at 9:00 A.M., Philadelphia time, at IRT’s offices at Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, PA 19103, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 17, 2017 will be entitled to notice of and to vote at the annual meeting. Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “IRT,” “we,” “us,” and “our” or similar terms are to Independence Realty Trust, Inc. and its subsidiaries. If you wish to attend the annual meeting and vote in person, you may contact Investor Relations at (215) 207-2100 for directions.

This statement is furnished in connection with the solicitation by the board of directors of IRT, or the board, of proxies from holders of shares of our common stock, par value $0.01 per share, or our common stock, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to IRT, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 7, 2017 to stockholders of record of our common stock as of March 17, 2017.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our directors, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our directors, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of shares of our common stock.

VOTING AT THE ANNUAL MEETING

At the annual meeting, only those holders of shares of our common stock at the close of business on March 17, 2017, the record date, will be entitled to vote. As of the record date, 68,988,252 shares of our common stock were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Stockholders do not have cumulative voting rights. IRT has an authorized capitalization of 350,000,000 shares of stock, consisting of 300,000,000 shares of our common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 17, 2017, 2,869,049 common units, or IROP OP units, of IRT’s operating partnership, Independence Realty Operating Partnership, LP, or IROP, were outstanding and held by entities and persons unaffiliated with IRT. These IROP OP units are subject to exchange agreements containing the terms and conditions under which they could be exchanged for cash in an amount equal to the value of an equivalent number of shares of our common stock as of the date IROP receives contributor’s notice of its desire to exchange or, at IROP’s option, for the equivalent number of shares of our common stock. Holders of IROP OP units are not entitled to vote at the annual meeting and these exchange agreements do not confer any rights upon these holders as stockholders of IRT.

The presence at the annual meeting in person or by proxy of holders of outstanding shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Shares of our common stock represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy shares of our common stock held by them in nominee name will mean that such shares of our common stock will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of shares of our common stock on a particular matter and indicates on the proxy delivered with respect to such shares of our common stock that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those shares of our common stock will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those shares of our common stock will be considered as present for the purpose of determining whether a quorum exists, but, under Maryland law, are not considered to be votes cast on a proposal.

Brokers that are member firms of the NYSE MKT and who hold shares of our common stock in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE MKT rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE MKT rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One and Proposal Three described below are not considered to be “routine” matters under the NYSE MKT rules. Proposal Two described below is considered a “routine” matter under the NYSE MKT rules.

Proposal 1. In order to be elected as a director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm as described in our discussion of Proposal 2 below.

Proposal 3. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the compensation of our named executives as described in Proposal 3 below. Because the vote is advisory, it will not be binding on the board or IRT.

Proposal 4. For any other matter which may properly come before the annual meeting as described in our discussion of Proposal 4 below, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the directors;
•	the approval of the selection of KPMG as the independent registered public accounting firm for IRT for the fiscal year ending December 31, 2017; and
•	the approval of the compensation of the named executives.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors

Our by-laws provide that the number of directors shall be fixed by resolution of the board, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The board has fixed the number of directors at six. All directors are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating and governance committee, or the nominating committee, has nominated Scott F. Schaeffer, William C. Dunkelberg, Ph.D., Robert F. McCadden, Mack D. Pridgen III, Richard H. Ross and DeForest B. Soaries, Jr., D.Min. for election at the annual meeting for a term to expire at the 2018 annual meeting or until their successors are elected or appointed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee.

Names of Directors, Principal Occupations and Other Information

Scott F. Schaeffer, age 54, has served as the chairman of our board since January 2011, our chief executive officer since February 2013 and as our president from February 2013 to August 2014. He also served as the chief executive officer of RAIT Financial Trust, or RAIT, a real estate investment trust, from February 2009 to December 2016, its chairman from December 2010 to October 2016, its president from February 2008 to January 2014, its chief operating officer from February 2008 to February 2009, its co-president and co-chief operating officer from December 2006 to February 2008 and its president and chief operating officer from September 2000 to December 2006. As described below and in our annual report on Form 10-K for the year ended December 31, 2016, or the annual report, IRT completed transactions to internalize our management and separate from RAIT in December 2016 and Mr. Schaeffer resigned from RAIT in connection with our management internalization.  We refer to these transactions as our management internalization.  Mr. Schaeffer served as the vice chairman of the board of directors of Resource America, Inc. (NASDAQ: REXI), a specialty finance company, from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as president of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer served as a director of Resource America until October 2002. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey. Mr. Schaeffer was selected to serve on our board primarily because of his substantial involvement in the acquisition and financing of apartment properties over his career in real estate. In addition, in the period prior to our management internalization, as the chief executive officer of RAIT, he was uniquely capable of committing our advisor’s resources to help us identify, acquire and finance investments in apartment properties.

William C. Dunkelberg, Ph.D., age 74, has served as one of our independent directors since February 2011. Dr. Dunkelberg has served as the chairman of the board of directors since July 2005 and member of the audit committee since 2003 of Liberty Bell Bank, a publicly-traded commercial bank chartered in New Jersey. Dr. Dunkelberg serves as a Professor Emeritus in the College of Liberal Arts at Temple University in Philadelphia, Pennsylvania after having served as Professor of Economics from 1987 to his retirement in 2012 and as Dean of the School of Business and Management from 1987 to 1994. He has served as chief economist for the National Federation of Independent Business, a nonprofit industry association representing small and independent businesses, since 1973. Dr. Dunkelberg was a consultant to the National Federation of Independent Business from 1970 until he accepted the position as chief economist. He has served as Economic Strategist for Boenning & Scattergood, an independent investment banking firm, from April 2009 to June 2016. He co-founded Wireless Energy Solutions, a private company, in July 2009, and continues to serve on its board of directors. He previously served as a member of the board of directors of NCO Group, Inc., a public provider of business process outsourcing solutions, from 2000 until the company was sold in November 2006. Dr. Dunkelberg holds a Bachelor of Arts, a Master of Economics and a Doctor of Philosophy in Economics, each from the University of Michigan in Ann Arbor. Dr. Dunkelberg was selected to serve on our board of directors, or the board, primarily because of his expertise in economics and banking and his experience as a director of both public and private companies.

Robert F. McCadden, age 59, has served as one of our independent directors since February 2011. Mr. McCadden has served as executive vice president and chief financial officer of Pennsylvania Real Estate Investment Trust, a publicly-traded REIT (NYSE: PEI), since 2004. He was a partner of KPMG LLP, or KPMG, a national accounting firm, from 2002 to 2004. Before joining KPMG, Mr. McCadden joined Arthur Andersen LLP, a national accounting firm, in 1979 and became partner in 1993. He continued as a partner of Arthur Andersen LLP until he joined KPMG in 2002. He currently serves as a trustee on the board of trustees, or the UHT board, of Universal Health Realty Income Trust (NYSE: UHT), or UHT, a publicly held REIT, and serves as a member of the audit committee of the UHT board. He is a member of the American Institute of Certified Public Accountants (AICPA), the Pennsylvania Institute of Certified Public Accountants (PICPA), the National Association of Real Estate Investment Trusts (NAREIT), the International Council of Shopping Centers (ICSC) and the NYSE Listed Company Advisory Board. Mr. McCadden is a Certified Public Accountant and holds a Bachelor of Business Administration from Temple University. Mr. McCadden was selected to serve on our board because of his accounting and financial expertise and experience with public REITs.

Mack D. Pridgen III, age 67, has served as one of our independent directors since September 2015 when he joined the board upon the consummation of our acquisition, or the TSRE acquisition, of Trade Street Residential, Inc., or TSRE, in accordance with the merger agreement relating to the TSRE acquisition. From June 2012 to September 2015, Mr. Pridgen served as a director of TSRE, including service as chairman of the board and the audit committee and as a member of the nominating and corporate governance committee. From October 2007 until February 2015, Mr. Pridgen served on the board of directors of AmREIT, a shopping center REIT, serving as audit committee chair and a member of the executive committee and the pricing committee. From 1997 until March 2007, Mr. Pridgen served as General Counsel, Vice President and Secretary of Highwoods Properties, Inc. (NYSE:HIW), a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with the law firm of Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for 15 years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law. Mr. Pridgen was selected to serve on our board because of his legal and accounting financial expertise and experience with TSRE and other public REITs. Mr. Pridgen’s knowledge and experience in the area of accounting and tax, with a focus on REITs and his experience as a former executive with a publicly-traded REIT, as well as his familiarity with TSRE’s portfolio and the multi-family business more generally, contribute to the mix of qualifications and experience the board seeks to maintain.

Richard H. Ross, age 58, has served as one of our directors since September 2015 when he joined the board upon the consummation of the TSRE acquisition in accordance with the merger agreement relating to the TSRE acquisition. Since February 2016, Mr. Ross has served as executive vice president and chief financial officer of Branch Properties, LLC, or Branch, a private real estate investment firm focused primarily on high-quality, grocery-anchored neighborhood and community shopping centers located in the southeastern United States. Prior to that, Mr. Ross served as chief executive officer and president of TSRE from February 2014 to September 2015. Prior to that, Mr. Ross served as chief financial officer of TSRE since August 2013, having previously served as a financial consultant to TSRE from February 2013 to August 2013. In March 2011, Mr. Ross founded Chiron Consulting, LLC, an independent financial and operations consultancy, where he worked until becoming TSRE’s chief financial officer. From April 1998 to December 2010, Mr. Ross served as the chief financial officer for Branch. From April 1997 to April 1998, Mr. Ross served as the chief financial officer of Gearon Communications, a developer of wireless and telecommunications networks in the U.S. From November 2014 to February 2016, Mr. Ross was a director of Plymouth Industrial REIT, Inc., a real estate investment trust focused on industrial properties. Mr. Ross is a Certified Public Accountant in the states of Florida and Georgia. Mr. Ross was selected to serve on our board because of his accounting and financial expertise and experience with public REITs and his familiarity with TSRE’s portfolio and the multi-family business more generally.

DeForest B. Soaries, Jr., D.Min., age 65, has served as one of our independent directors since February 2011. Dr. Soaries has served as a director for the Federal Home Loan Bank of New York since January 2009, a position which he previously held from February to December 2003. In this capacity, he served on the affordable housing committee that reviews and approves housing development projects for government funding. Since 1990, he has served as the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey, where he currently leads a congregation of 7,000 members. Since January 2015, he has served as a director on the board of directors, or the Ocwen board, of Ocwen Financial Corporation (NYSE: OCN), a publicly traded financial services holding company engaged in the servicing and origination of mortgage loans, and serves as a member of the audit committee of the Ocwen board. From 2004 to 2005, he served as the first chairman of the U.S. Election Assistance Commission (EAC), appointed by former President George W. Bush and confirmed by the U.S. Senate. From 1999 to 2002, Dr. Soaries served as Secretary of State of New Jersey. In this capacity, he served for three years on the Governor’s Urban Coordinating Council that guided state policy on real estate development, most of which was apartment real estate development. Dr. Soaries was a professor at the Drew University Theological School in Madison, New Jersey from 1997 to 1999, Kean University in Union, New Jersey from 1993 to 1994 and Princeton Theological Seminary in Princeton, New Jersey from 1992 to 1993 and an assistant professor at Mercer County Community College in Trenton, New Jersey from 1989 to 1991. He has led the development, ownership, conversion and management of several apartment projects as a community development executive and is currently developing a mixed-use property with approximately 80 senior housing units. Dr. Soaries holds a Bachelor of Arts in Urban and Religious Studies from Fordham University in Bronx, New York, a Master of Divinity from Princeton and a Doctor of Ministry from United Theological Seminary in Dayton, Ohio. Dr. Soaries was selected to serve on our board primarily because of his diverse background in banking, community development, apartment properties, government and as a director of the Federal Home Loan Bank of New York.

Information Concerning Our Board of Directors, Committees and Governance

Corporate Governance Profile

Our shares of common stock are listed on the NYSE MKT under the symbol “IRT” and we are subject to the NYSE MKT’s listing standards. We have adopted corporate governance guidelines and charters for the audit, compensation and nominating committees of the board intended to satisfy NYSE MKT listing standards. We have also adopted a code of ethics, or the code of ethics, for our directors, officers and employees intended to satisfy NYSE MKT listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. Our corporate governance guidelines, code of ethics and these charters are available on our website at www.irtliving.com.

We operate under the direction of our board of directors. Our board is responsible for the overall management and control of our affairs.  Until December 20, 2016, we were externally managed and advised by Independence Realty Advisors, LLC, or IRA, which was a wholly owned subsidiary of RAIT.  On December 20, 2016, we completed our management internalization and became an internally managed company by acquiring IRA and defined assets and liabilities of our property manager, RAIT Residential, which was also a wholly owned subsidiary of RAIT.  Prior to the completion of our management internalization, our board had delegated authority to make investments within certain parameters to IRA and our board’s prior approval for investments outside those parameters was required.   As a result of our management internalization, all of our executive officers and property managers have become employed by IRT.  Our board of directors reviews all investment decisions involving the acquisitions of properties at least quarterly with management. In connection with negotiations between us and RAIT regarding our management internalization, our board formed a special committee, or the special committee, comprised of three independent directors, Mr. McCadden, as chairman, Dr. Dunkelberg and Mr. Pridgen, to represent IRT’s interests.  For a description of our management internalization and our previous management structure, see “Management” below.

We currently have six directors, four of whom are independent directors under standards established by the SEC and the NYSE MKT. Our independent directors are Dr. Dunkelberg, Mr. McCadden, Mr. Pridgen and Dr. Soaries. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

The board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer. Since February 2013, Mr. Schaeffer has served as both chairman and chief executive officer. From January 2011 to February 2013, the offices were separated with Mr. Schaeffer serving as chairman. In the periods when the positions of chairman and chief executive officer have been held by the same person, including the current time, no lead independent director has been designated. The board believes that our corporate governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for IRT that best enables it to pursue its business strategies and goals. The board considered Mr. Schaeffer’s significant experience in the industry, with IRT and with RAIT as part of its rationale for deciding to combine the roles. The board believes that its current leadership structure is appropriate at this time because it enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for IRT and because the board believes its governance processes, as reflected in our corporate governance guidelines and board committee charters, preserve board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our board of directors is not staggered, with each of our directors subject to annual re-election;
•

of the six persons who serve on our board of directors, four, or 66%, of our directors, have been determined by us to be independent for purposes of the NYSE MKT’s corporate governance listing standards;

•	we have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law, or the MGCL; and
•	we do not have a stockholder rights plan.

The board held a total of 11 meetings during 2016. The board currently has a standing audit committee, compensation committee and nominating committee. The current directors who serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2016 are set forth in the chart below and any changes in each committee’s chairman and membership since the beginning of 2016 are described in the footnotes to the chart below:

Board Member	Audit(1)(2)	Compensation(3)	Nominating(2)(4)
Scott F. Schaeffer
William C. Dunkelberg, Ph. D	X		Chairman
Robert F. McCadden	Chairman	X	X
Mack D. Pridgen III	X	X
Richard H. Ross
DeForest B. Soaries Jr., D Min		Chairman	X
Sharon M. Tsao(2)
Meetings held in 2016	11	6	3

(1)

As of January 1, 2016, the audit committee was comprised of Mr. McCadden, Dr. Dunkelberg and Dr. Soaries.  On May 12, 2016, on the recommendation of the nominating committee, the board accepted Dr. Soaries’ offer to cease serving on the audit committee and appointed Mr. Pridgen to fill the vacancy on the audit committee created by such action. On October 27, 2016, on the recommendation of the nominating committee, the board appointed Ms. Tsao to the audit committee.

(2)	Effective December 30, 2016, Ms. Tsao resigned from the board.

(3)

As of January 1, 2016, the compensation committee was comprised of Dr. Soaries, Mr. McCadden and Ms. Tsao.   On October 27, 2016, on the recommendation of the nominating committee, the board accepted Ms. Tsao’s offer to cease serving on the compensation committee and appointed Mr. Pridgen to fill the vacancy on the compensation committee created by such action.

(4)

As of January 1, 2016, the nominating committee was comprised of Dr. Dunkelberg, Dr. Soaries and Ms. Tsao.  Effective February 28, 2017, the board appointed Mr. McCadden to fill the vacancy on the nominating committee created by Ms. Tsao’s resignation.

During 2016, all incumbent directors attended at least 75% of the aggregate of:
•	the total number of meetings of the board held during the period for which the director had been a director; and
•	the total number of meetings held by all committees of the board on which the director served during the periods that the director served.

Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders. All seven of our directors serving at the time attended our 2016 annual meeting of stockholders.

Our corporate governance guidelines provide that the independent directors will meet in executive session on a regularly scheduled basis, but not less frequently than quarterly. Our corporate governance guidelines provide that the director who presides at these meetings of the independent directors will be rotated each meeting among the chairs of the audit committee, compensation committee and nominating committee, in the following order: audit committee chairman, compensation committee chairman and nominating committee chairman. Our corporate governance guidelines provide that any interested parties desiring to communicate with the independent directors regarding IRT may directly contact such directors by delivering correspondence in care of IRT’s secretary at the address of our principal executive office on the cover page hereof. Stockholders may send communications to the board by sending them to IRT’s secretary as well. The secretary will forward these communications to the chairman of the audit committee, who will distribute them to the board members to whom the communications are addressed.

Board Role in Risk Oversight

The board’s role is to oversee IRT’s risk management process. The board oversees risk through: (i) review and discussion of regular periodic reports to the board and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (ii) required approval by the audit committee of all related party transactions; (iii) review and discussion of drafts of IRT’s periodic reports to the SEC; and (iv) regular periodic reports from our independent public accounting firm and other outside consultants, if necessary, regarding various areas of potential risk, including, among others, those relating to the qualification of IRT as a REIT for U.S. federal income tax purposes and our internal controls over disclosure and financial reporting.

The audit committee enhances the board’s oversight of risk management. The audit committee’s role is also one of oversight, recognizing that management is responsible for executing IRT’s risk management practices. The audit committee’s responsibilities include discussing with management, the independent auditor and the internal auditor practices with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

The compensation committee also enhances the board’s oversight of risk management by considering the impact of IRT’s compensation plans, and the incentives created by IRT’s compensation plans, on IRT’s risk profile.

Board Committees

We currently have a standing audit committee, compensation committee and nominating committee. All of our standing committees consist solely of independent directors, the principal functions of which are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our board has established an audit committee consisting of three of our independent directors.  See “Information Concerning Our Board of Directors, Committees and Governance-Corporate Governance Profile” above for a description of the membership of the audit committee since January 1, 2016. Mr. McCadden is the audit committee chairman and an audit committee financial expert, as defined by applicable rules promulgated by the SEC and the NYSE MKT corporate governance listing standards. Our audit committee operates pursuant to a written charter adopted by our board. The principal functions of the audit committee are oversight related to:

•	our accounting and financial reporting processes;
•	the integrity of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function;
•	oversight of compliance with our code of ethics, including the review of related party transactions and the granting of waivers to the code of ethics; and
•	our overall risk profile, as described in “Board Role in Risk Oversight” above.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

Our board has delegated oversight of compliance with our code of ethics to our audit committee, including the review of related party transactions and the granting of waivers to the code of ethics. If the audit committee grants any waivers to the code of ethics for any of our executive officers and directors, we will promptly disclose such waivers as required by law or NYSE MKT regulations.

Audit Committee Report

In connection with the preparation and filing of Independence Realty Trust, Inc.’s, or IRT, annual report on Form 10-K for the year ended December 31, 2016, or the annual report:

•	The audit committee of the board of directors of IRT, or the audit committee, has reviewed and discussed the audited financial statements to be included in the annual report with IRT’s management;

•

The audit committee has discussed with IRT’s independent registered public accounting firm, KPMG LLP, or KPMG, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or PCAOB;

•

The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with the audit committee concerning independence, and has discussed with KPMG the independence of KPMG and satisfied itself as to KPMG’s independence; and

•	Based on the review and discussions referred to above, the audit committee recommended to the board of directors of IRT that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent IRT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

Robert F. McCadden, Chairman
William C. Dunkelberg
Mack D. Pridgen III

Compensation Committee

Our board of directors has established a compensation committee consisting of three of our independent directors. See “Information Concerning Our Board of Directors, Committees and Governance-Corporate Governance Profile” above for a description of the membership of the compensation committee since January 1, 2016. Dr. Soaries is the compensation committee chairman. Our compensation committee operates pursuant to a written charter adopted by our board. The principal functions of the compensation committee include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration, of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;
•	reviewing our executive compensation policies and plans;
•

prior to the management internalization, overseeing plans and programs related to the compensation of the advisor, including fees payable to the advisor pursuant to the advisory agreement with our advisor;

•

implementing and administering the Independence Realty Trust, Inc. Long Term Incentive Plan (as amended and restated May 12, 2016), or the LTIP, and any other incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Mr. Schaeffer, our chairman and chief executive officer, provides input and recommendations to the compensation committee for the compensation paid to each of our named executives and other officers and employees and, prior to the management internalization, persons affiliated with our advisor. The compensation committee considers these recommendations when making compensation decisions, including awards under the LTIP. Consistent with its charter, the compensation committee has delegated to its chairman the compensation committee’s authority to make the awards under the LTIP within defined parameters, including setting a limit on the aggregate number of shares subject to the awards and requiring that LTIP participants who receive awards cannot be (a) executive officers of IRT, (b) persons subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to IRT or (c) “covered employees” as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended, or the IRC, with respect to IRT.  The compensation committee may delegate similar authority to its chairman in the future.  The compensation committee retains its authority and makes all awards under the LTIP outside these parameters, such as any awards to the named executives.

Under its charter, the compensation committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. In February 2016, the compensation committee selected FPL Associates L.P., or FPL, to serve as the compensation committee’s independent compensation consultant going forward. FPL consultants have been engaged by RAIT’s compensation committee since December 2014. The compensation committee assessed the independence of FPL pursuant to the rules prescribed by the SEC and the NYSE MKT and concluded that no conflict of interest existed in 2016 that would prevent FPL from serving as an independent consultant to the compensation committee. During 2016, the compensation committee engaged the law firm of Duane Morris LLP, or Duane Morris, to advise it regarding awards to be made under the LTIP. Duane Morris attorneys are also engaged by RAIT to represent RAIT. The compensation committee has reviewed these engagements using the factors set forth in NYSE MKT standards for compensation committee consultants mandated by the Dodd-Frank Act. The compensation committee considers the attorneys at Duane Morris who represent the compensation committee to be independent from our management and independent under these standards.

Nominating Committee

Our board has established a nominating committee consisting of three of our independent directors. See “Information Concerning Our Board of Directors, Committees and Governance-Corporate Governance Profile” above for a description of the membership of the nominating committee since January 1, 2016. Dr. Dunkelberg is the nominating committee chairman. Our nominating committee operates pursuant to a written charter adopted by our board. The principal functions of the nominating committee include:

•	identifying and recommending to the full board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•	developing and recommending to the board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the board, including board size and composition, and committee composition and structure;
•	recommending to the board nominees for each committee of the board;
•

annually facilitating the assessment of the board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE MKT corporate governance listing standards; and

•	overseeing the board’s evaluation of management.

The nominating committee uses a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the board, the nominating committee solicits candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The nominating committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers whether to fill those vacancies and, if applicable, considers various potential director candidates. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. The nominating committee seeks to make its recommendations for director nominees for each annual meeting to the board by the end of the first quarter each year.

The nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The nominating committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant listing standard requirements of the NYSE MKT and applicable laws and regulations and all requirements of our governance documents, as well as to provide directors who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the nominating committee may look for in any particular director nominee depends on the qualifications, qualities, experience and skills of the rest of the directors at the time of any vacancy on the board. The nominating committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director of IRT as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the nominating committee considers the attributes of the candidate and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Nominations.”

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of KPMG

We are asking our stockholders to approve the selection of KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. Although approval is not required by our bylaws or otherwise, the board is submitting the selection of KPMG to our stockholders for approval as a matter of good corporate practice. The audit committee has not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. If KPMG is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if KPMG is approved, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of IRT and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF KPMG TO AUDIT THE FINANCIAL STATEMENTS OF IRT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

We expect that representatives of KPMG will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2016	2015
Audit Fees(1)	$585,000	$735,000
Audit-Related Fees(2)	-	-
Tax Fees(3)	154,336	152,500
All Other Fees(4)	-	-
Total	$739,336	$887,500

(1)

Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, audits of our consolidated subsidiaries and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees for 2015 include fees of $200,000 associated with our acquisition of TSRE. In addition, audit fees include fees of $135,000 and $85,000 during 2016 and 2015, respectively, associated with the registration and/or issuance of our shares of common stock.

(2)

These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards; however, no such services were rendered in the relevant periods.

(3)

Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees for 2016 include fees of $44,836 associated with the management internalization transaction.  Tax fees for 2015 include fees of $77,500 associated with our acquisition of TSRE.

(4)

All other fees consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support the compensation of our named executives, Mr. Schaeffer, Mr. Sebra and Mr. Ender, as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding the compensation of our named executives (as set forth above), and the narrative disclosure accompanying the tabular presentation. We believe these disclosures allow stockholders to view the trends in our executive compensation program and the application of our compensation philosophies for the year presented.

As discussed in the Compensation Discussion and Analysis below, our named executives were employees of RAIT prior to their respective resignations from RAIT in connection with our management internalization and only received equity awards and did not receive cash compensation from us for serving as our named executives prior to such resignations.  Mr. Schaeffer, our chief executive officer, and Mr. Ender, our president, resigned from RAIT and became IRT employees on the completion of our management internalization on December 20, 2016 and Mr. Sebra, our chief financial officer, resigned from RAIT and became an IRT employee on March 31, 2017.  Our board and compensation committee felt that maintaining the continuity of our executive team would be a critical factor in the successful implementation of our management internalization.  As a result, our compensation committee considered the appropriate elements of executive officer compensation and benefits to offer to our executive team in planning for our management internalization and negotiated the terms of employment agreements with each of our named executives.  Upon the completion of our management internalization, we entered into employment agreements with each of Messrs. Schaeffer, Sebra and Ender providing for these elements.  We refer to these employment agreements as the NEO employment agreements.  Given that the completion of the management internalization occurred on December 20, 2016, we agreed to have RAIT continue to pay Mr. Schaeffer’s and Mr. Ender’s salaries through December 31, 2016 and for RAIT to pay Mr. Ender a bonus for his services to IRT in 2016 and we reimbursed RAIT for the amounts paid.  In addition, we paid amounts to RAIT under the shared services agreement for services that included Mr. Sebra’s service as our chief financial officer.

Through February 2017, our compensation committee worked with its compensation consultant, FPL, to establish an appropriate peer group for IRT and to develop executive compensation plans appropriate for IRT after our management internalization.  Effective February 28, 2017, our compensation committee approved awards under the LTIP for our named executives comprised of cash bonus awards and equity awards.  The compensation committee structured these cash bonus awards to link the majority of our named executives’ 2017 annual bonuses to defined objectives and formulaic metrics that the compensation committee believes are important drivers in the creation of shareholder value, while also rewarding more subjective elements of each named executive’s performance through a subjective component.  The equity awards were comprised of two components.  The first component was performance share units, or PSUs, the value of which will be based on the attainment of absolute and relative total shareholder return, or TSR, hurdles over a three-year period, which include both share price appreciation and reinvestment of common stock dividends, as well as a subjective evaluation of the achievement of strategic objectives.  The second component was time-based restricted stock awards.  These cash awards and equity awards are described below in “Compensation Discussion and Analysis.”

We believe we have structured the compensation of our named executives through their employment agreements, 2017 cash and equity awards and related compensation in a manner intended to maintain management continuity and establish appropriate incentives to build shareholder value over time as IRT transitions to an internally managed REIT.  Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that IRT’s stockholders approve, on an advisory basis, the compensation of the named executives, as disclosed in IRT’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4. OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all shares of our common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of IRT as of March 17, 2017, is the beneficial owner of more than 5% of the outstanding shares of our common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of our common stock issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc.(1)	4,527,702(1)	6.4%
Common Stock	Highland Capital Management Fund Advisors, L.P. and James D. Dondero(2)	3,746,354(2)	5.4%
Common Stock	The Vanguard Group, Inc.(3)	7,556,837(3)	11.0%
Common Stock	Vanguard Specialized Funds - Vanguard REIT Index Fund	4,962,067(4)	7.2%
(1)

Based solely upon information provided in a Schedule 13G filed with the SEC on January 30, 2017. Blackrock, Inc., or BlackRock, beneficially owned 4,527,702 shares, 4,412,821 shares of which it has sole voting power with respect thereto and 4,527,702 shares of which it has sole dispositive power with respect thereto. The Schedule 13G further indicated that the following subsidiaries of Blackrock acquired the shares reported on the Schedule 13G: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd.  The business address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Based solely on the Schedule 13G, or the Highland 13G, filed with the SEC on February 10, 2017.  The Highland 13G states that it was filed on behalf of Highland Capital Management Fund Advisors, L.P., or Highland Fund Advisors, Strand Advisors XVI, Inc., or Strand XVI, and James D. Dondero, collectively referred to as the Highland reporting persons.  The Highland 13G states that Brad Ross is the president of Strand XVI. Strand XVI is the general partner of Highland Fund Advisors and that Highland Fund Advisors is the investment advisor to certain private funds and managed accounts, or the Highland Funds. The Highland 13G states that it relates to shares of our common stock held by (i) the Highland Funds and (ii) certain other private funds and managed accounts ultimately advised by Mr. Dondero, which, together with the Highland Funds, are referred to as the Funds.  The Highland 13G reports that Highland Fund Advisors, as the investment advisor to the Highland Funds, and Strand XVI, as the general partner of Highland Fund Advisors, have the shared power to vote and dispose of, and therefore may beneficially own, the 3,462,718 shares of our common stock held by the Highland Funds and that Mr. Dondero has the shared power to vote and dispose of, and therefore may beneficially own, the 3,746,354 shares of our common stock held by the Funds. The address of the Highland reporting persons is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(3)

Based solely on a Schedule 13G/A, or the Vanguard 13G, filed on February 13, 2017 by The Vanguard Group, Inc., or the Vanguard Group, an investment adviser.  The Vanguard 13G reports that the Vanguard Group has sole power to vote or direct to vote 69,016 shares of our common stock, shared power to vote or direct to vote 3,100 shares of our common stock, sole power to dispose of or to direct the disposition of 7,487,953 shares of our common stock, shared power to dispose or to direct the disposition of 68,884 shares of our common stock and that the aggregate amount beneficially owned by the Vanguard Group is 7,556,837 shares of our common stock.  The Vanguard 13G reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, is the beneficial owner of 65,784 shares of our common stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of the Vanguard Group, is the beneficial owner of 6,332 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.  The business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Based solely on a Schedule 13G, or the Vanguard Specialized 13G, filed on February 13, 2017 by Vanguard Specialized Funds - Vanguard REIT Index Fund, or Vanguard Specialized.  The Vanguard Specialized 13G reports that Vanguard Specialized has sole power to vote or direct to vote 4,962,067 shares of our common stock and that the aggregate amount beneficially owned by Vanguard Specialized is 4,962,067 shares of our common stock. The business address of Vanguard Specialized is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

The following tables set forth the number and percentage owned as of March 17, 2017 by each of our present directors, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and directors as a group of our shares of common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of our common stock issuable pursuant to vested options, warrants or share appreciation rights, or SARs, are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Directors:
	Scott F. Schaeffer	138,226	(1)	*
	William C. Dunkelberg	12,500		*
	Robert F. McCadden	19,000		*
	Mack D. Pridgen III	40,086		*
	Richard H. Ross	29,855		*
	DeForest B. Soaries, Jr	13,000		*

	Non-Director Executive Officers:
	James J. Sebra	61,093	(2)	*
	Farrell M. Ender	88,231	(3)	*

	All directors and executive officers as a group:
	(8 persons)	401,991		*

*	Does not exceed 1%
(1)

Includes 49,102 shares of our common stock directly held by Mr. Schaeffer, 71,204 unvested restricted shares of our common stock, and 17,920 net shares of our common stock issuable pursuant to vested SARs based on the closing price of shares of our common stock on March 17, 2017 of $9.32 (excludes any vested SARs with an exercise price that exceeds this price).

(2)

Includes 15,890 shares of our common stock directly held by Mr. Sebra, 36,243 unvested restricted shares of our common stock, and 8,960 net shares of our common stock issuable pursuant to vested SARs based on the closing price of shares of our common stock on March 17, 2017 of $9.32 (excludes any vested SARs with an exercise price that exceeds this price).

(3)

Includes 31,682 shares of our common stock directly held by Mr. Ender and 56,549 unvested restricted shares of our common stock.  Excludes vested SARs with an exercise price that exceeds the closing price of shares of our common stock on March 17, 2017 of $9.32.

OUR MANAGEMENT

We engaged in a transformational series of transactions in 2016 to internalize our management and separate from RAIT.  Our management internalization is described below under “Our Management Internalization” and our prior external management structure which we had until December 2016 is described below under “Our Externalized Management Structure Prior to Our Management Internalization.”

Our Management Internalization

On September 27, 2016, we entered into an agreement, or the internalization agreement, with RAIT to complete our management internalization and separation from RAIT and its affiliates and to repurchase 7,269,719 shares of our common stock from RAIT subsidiaries, representing all of the shares of our common stock owned by RAIT. On October 5, 2016, we paid approximately $62.2 million to RAIT to repurchase, or the IRT stock repurchase, and retire RAIT’s shares of our common stock at a purchase price of $8.55 per share.  This price was equal to the price to the public in our common stock offering, less underwriting discounts or commissions, which closed on October 5, 2016 and funded the IRT stock repurchase.  On December 20, 2016, we completed the management internalization. The management internalization consisted of two parts: (i) the acquisition of our external advisor, Independence Realty Advisors, LLC, or IRA, which was a subsidiary of RAIT, and (ii) the acquisition of substantially all of the assets and the assumption of certain liabilities relating to RAIT Residential, the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by us, RAIT and third parties. The purchase price we paid RAIT for the Internalization was $43.0 million, subject to certain prorations at closing.  After the management internalization, we terminated our advisory agreement with the external advisor we had acquired.

Upon closing of the management internalization, each of Scott F. Schaeffer, our chairman of the board and chief executive officer, Farrell Ender, our president, and James J. Sebra, our chief financial officer and treasurer, entered into employment agreements with us. Messrs. Schaeffer and Ender became our employees upon closing.  Mr. Schaeffer resigned as RAIT’s chairman of the board and chief executive officer and Mr. Ender ceased to be employed by RAIT effective upon the closing of the management internalization on December 20, 2016.  Mr. Sebra resigned as the chief financial officer and treasurer of RAIT as of March 31, 2017.  Upon closing of the management internalization, we hired substantially all of the employees of the multifamily property management business we had acquired from RAIT and other RAIT personnel who had focused primarily on our business.

As noted above, we acquired the business of RAIT Residential in connection with our management internalization. RAIT Residential provided property management services for our properties prior to our management internalization.  We now operate that business in our wholly owned subsidiary, IRT Management, LLC, or IRT property manager.  IRT property manager is a full-service apartment property management company that, as of December 31, 2016, manages approximately 15,000 apartment units, including 12,982 units owned by us. IRT property manager provides services to us in connection with the rental, leasing, operation and management of our properties.  We expect to continue to provide property management services to RAIT properties that were managed by RAIT’s multifamily property management business.  We do not expect to otherwise expand our multifamily property management business to third parties.

At the closing of the management internalization, we and RAIT entered into a shared services agreement, or the shared services agreement, pursuant to which we and RAIT will provide each other certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a six-month transition period after the closing ending June 20, 2017.

We believe the management internalization and IRT stock repurchase is and will be transformative for IRT.

By acquiring our external advisor:

•	We eliminated all asset management fees payable to the external advisor;

•

We eliminated the advisory agreement termination fee, which equaled 4 times the average annual base management and incentive fees earned by the external advisor during the eight full calendar quarters preceding the termination date;

•	We removed the possibility of increased asset management fees payable to the external advisor that might result if we raised additional equity;

•	We established a newly independent IRT management team; and

•	We believe the management internalization will assist us in attracting new institutional investors, diversifying our stockholder base and improving our ability to raise capital.

By acquiring RAIT’s multifamily property management business:

•	We eliminated the related property management fees;

•	We plan to realize the potential for cost savings through the capture of economies of scale; and

•	We retained employees with knowledge of and experience with managing our properties

As a result of the IRT stock repurchase:

•	We believe we enhanced the float and liquidity of our common stock; and

•	We removed the potential adverse market effect on the trading of our common stock of possible sales by RAIT of some or all of its substantial holdings of our common stock.

As a result of the management internalization, we expect to save approximately $2.5 million per year on general and administrative expenses while eliminating the increased management cost related to growth under the external management contract structure.

Our Externalized Management Structure Prior to Our Management Internalization

Prior to the completion of our management internalization on December 20, 2016, we were externally managed and advised by IRA, our advisor pursuant to an advisory agreement with us.  As described above, we acquired IRA in connection with our management internalization and terminated this advisory agreement.  Prior to our management internalization, our advisor’s operations were managed by a board of managers selected by RAIT. Mr. Schaeffer served as the chief executive officer and a manager of our advisor. Mr. Ender served as the president of our advisor. Mr. Sebra served as the treasurer and manager of our advisor.

The advisory agreement required our advisor to provide us with all services necessary or appropriate to conduct our business.  The advisory agreement required IRA to manage our business and affairs in accordance with the policies and guidelines established by our board, and provided that the advisor was under the supervision of our board. The advisory agreement required IRA to obtain the prior approval of our board, in connection with any investment for which the portion of the consideration paid out of our equity equaled or exceeded $25,000,000, or any investment that was inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none were then publicly disclosed, as otherwise adopted by the board from time to time. For these purposes, “equity” meant our cash on hand, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant investment.  Under the advisory agreement, IRA was required to refrain from any action that, in its sole judgment, or in the sole judgment of our board, made in good faith, would adversely affect our qualification as a REIT, unless the board had determined that REIT qualification is not in the best interests of us and our stockholders; would subject us to regulation under the Investment Company Act of 1940, as amended; was contrary to or inconsistent with our investment guidelines; or would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us or shares of our common stock, or otherwise not be permitted by our charter or bylaws.

As described above, prior to our management internalization, RAIT Residential provided us with property management services for our properties under the terms of management agreements entered into on a property-by-property basis in connection with the rental, leasing, operation and management of our properties.  As described above, we acquired the business of RAIT Residential in our management internalization and now provide these services internally through IRT property manager.

For a description of the advisory fees paid to IRA and the property management fees paid to RAIT Residential, see “Certain Relationships and Related Party Transactions-Property Management Fees Paid to Our Property Manager” below.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of our executive officers who are not also directors. For our executive officer who is also a director, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Directors—Names of Directors, Principal Occupations and Other Information.”

James J. Sebra, age 41, has served as our chief financial officer since May 2012 and our treasurer since January 2011. Mr. Sebra also served as the chief financial officer and treasurer of RAIT from May 2012 to March 2017 and as the senior vice president-finance and chief accounting officer of RAIT from May 2007 to May 2012. Mr. Sebra joined RAIT in connection with its acquisition of Taberna Realty Finance Trust, or Taberna, and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006. Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from 2004 to 2005. From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms. Mr. Sebra holds a Bachelor of Science in Accounting from Saint Joseph’s University in Philadelphia and a Master of Business Administration from Villanova University in Philadelphia.

Farrell M. Ender, age 41, has served as the President of IRT since August 2014.  Mr. Ender also served as the President of IRA from April 2013 to December 2016, as Senior Vice President of RAIT, the parent of IRA and IRT’s largest stockholder, from October 2007 through December 2014 and as Vice President of RAIT from October 2002 through October 2007. His experience includes acquisition, property management, construction management and disposition of apartment properties. In his capacity as Senior Vice President of RAIT, Mr. Ender was responsible for investing and structuring both debt and equity financing in commercial real estate properties for RAIT. During that time period, Mr. Ender invested over $1.2 billion on behalf of RAIT of which $833 million was directed into 65 apartment properties containing over 14,000 units. Previously, as a Vice President in RAIT’s underwriting department, Mr. Ender was responsible for performing due diligence and underwriting for approximately $300 million of investments. Before joining RAIT, from 1999 to 2002 Mr. Ender held various real estate positions at Wachovia/Maher Partners, The Staubach Company and Toll Brothers. Mr. Ender received a BBA with a major in finance from James Madison University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Discussion and Analysis explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the compensation committee to determine the amounts of compensation for our named executives for 2016 performance.  Because of our transformative change from an externally managed REIT to an internally managed REIT through our management internalization completed in December 2016, the Compensation Discussion and Analysis will also discuss the compensation decisions relating to our named executives initiated in 2016 and 2017 intended to maintain management continuity and establish appropriate incentives to build shareholder value over time as IRT transitions to an internally managed REIT.  Our named executives and their principal offices during 2016 were:

•	Mr. Schaeffer, our chairman and chief executive officer;
•	Mr. Sebra, our chief financial officer and treasurer; and
•	Mr. Ender, our president.

There were no other executive officers of IRT serving at the end of the fiscal year ended December 31, 2016.

The role of our compensation committee, its use of an independent compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Directors, Committees and Governance-Compensation Committee.”

2016 IRT Performance

2016 was a transformative year for IRT as we completed the management internalization and IRT stock repurchase and separated from RAIT, with a shared services arrangement with RAIT ending in June 2017.  As a result of the management internalization, we expect to save approximately $2.5 million per year on general and administrative expenses while eliminating the increased management cost related to growth under the external management contract structure.  For further discussion of our rationale for, and our expected benefits from, the management internalization, see the business description in our annual report which accompanies this proxy statement.  We also completed an offering of IRT common stock in the fourth quarter of 2016 netting proceeds of approximately $245.5 million. We used the total proceeds and balance sheet cash to de-lever our balance sheet by $147.3 million, complete the IRT stock repurchase for $62.2 million and pay $43.0 million to complete the management internalization in December 2016.  By December 31, 2016, our leverage had decreased with debt to gross assets declining from 64% historically to 54.3%.   As of December 31, 2016, we had $1.3 billion of gross investments in real estate comprised of 46 apartment properties containing an aggregate of 12,982 units, as compared to $1.4 billion of gross investments in real estate comprised of 49 properties containing an aggregate of 13,724 units as of December 31, 2015.  We refer to our investments in real estate as of December 31, 2016 as our “existing portfolio.”  As of December 31, 2016, our existing portfolio had an average occupancy of 93.8% and an average monthly effective rent per occupied apartment unit of $977.  We provide an analysis of our financial and operational performance in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our annual report.

Compensation Decisions Summary

In the period prior to our management internalization, which was completed in December 2016, our advisory agreement with IRA provided that our advisor was responsible for managing our affairs.  As a result, in that period our named executives and other officers did not receive any cash compensation, pension benefits, perquisites or other personal benefits from us for their services as our officers. We also had no arrangements to make cash payments to our named executives upon their termination from service as our officers. Instead, we paid our advisor the fees described under “Certain Relationships and Related Party Transactions-Fees and Expenses Paid to Our Advisor” below. We did, however, compensate our named executives, other officers and individuals affiliated with our advisor with equity and equity-based awards or other types of awards in accordance with our LTIP intended to align their interests with the interests of our stockholders.  As discussed below, our compensation committee made restricted stock awards to the named executives in February 2016, which related to IRT’s 2015 performance. Additionally, our named executives during this period were also executive officers of RAIT and were compensated by RAIT, in part, for their services rendered to us.

As a result of the management internalization in 2016, our compensation committee evaluated a number of factors relevant during this transformative year for IRT, with a meaningful focus on integration through the internalization, efforts toward stabilization and continued business and investment development.  Our board and compensation committee felt that maintaining the continuity of our executive team would be a critical factor in the successful implementation of our management internalization.  As a result, our compensation committee considered the appropriate elements of executive officer compensation and benefits to offer to our executive team in planning for our management internalization and negotiated the terms of employment agreements with each of our named executives.  Upon the completion of our management internalization, we entered into employment agreements with each of Messrs. Schaeffer, Sebra and Ender providing for these elements.  See “Employment Agreements” below for a description of the terms of these NEO employment agreements.

Through February 2017, our compensation committee worked with its compensation consultant, FPL, to establish an appropriate peer group for IRT and to develop executive compensation plans appropriate for IRT after our management internalization.  The compensation committee evaluated and framed a detailed policy (including objective financial metrics) for determining executive compensation for full-year 2017.  For purposes of determining executive compensation for 2017 and beyond, the compensation committee adopted an annual cash bonus plan and an annual equity award program under the LTIP and made awards to the named executives.  These awards are described below under “2017 Compensation Decisions.”

Objectives of Our Compensation Policies

Our compensation policies for our named executives have the following objectives:

We seek to attract and retain key executives, including the named executives, by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;
•

quantitative criteria-based bonus programs, discretionary bonuses, other forms of cash awards or some combination of these alternatives, that would be based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of IRT or some designated portion of IRT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of IRT or some designated portion of IRT; and

•

equity-based compensation in amounts that are based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of IRT’s common share price, and subject to vesting schedules that require continued service with IRT.

We seek to align the interests of our named executives with our shareholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. The compensation committee accordingly has made restricted stock awards to the named executives in 2016 and also performance based awards in 2017 as described below.

The Elements of Our Compensation

Annual Cash Compensation

Base Salary. Base salaries are not intended to compensate individuals for extraordinary performance or for above-average performance by IRT. Base salaries for named executives are determined in part based on the compensation committees’ general understanding of current compensation practices in IRT’s peer group described below, in part by the prior compensation of each named executive at RAIT and also by an assessment of individual performance relative to responsibilities and objectives for performance. Base salaries are reviewed annually by the compensation committee. The named executives each have employment agreements with IRT. Each employment agreement sets the executive’s base salary and provides that base salary may be increased but not decreased during the term of the agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2016-Employment Agreements.”

Bonus Plan. Executive officers are eligible to receive annual bonuses. For 2016, Mr. Ender received a discretionary bonus based generally on our overall performance during the preceding year and his specific contribution to that performance. Beginning in 2017, the compensation committee established an annual target cash bonus award plan that compensates our named executives based on quantitative and qualitative metrics described below. See “2016 Compensation Decisions” below for a discussion of the 2016 bonus payments to Mr. Ender and “2017 Compensation Decisions” below for a description of the 2017 annual cash awards to the the named executives.

Equity-Based Compensation

Equity-based compensation awards are designed to focus executive officers on the long-term goals and performance of IRT. See “Allocation Among Types of Equity Compensation” below for a discussion of the types of equity compensation IRT has awarded historically and its most recent 2017 equity awards to the named executives. All terms of any equity based awards under the incentive award plan are determined by the compensation committee at the time of grant in accordance with the terms of the incentive award plan. Participation in the incentive award plan is at the discretion of the compensation committee and is determined by potential contribution to, or impact upon, the performance of IRT or some designated portion of IRT by the employee. A SAR is the right to payment, in cash or in shares of our common stock in the discretion of the compensation committee, of the amount of the appreciation on a common share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of shares of our common stock on the relevant exercise date. A restricted common share award is an award of shares of our common stock subject to restrictions, primarily time-based vesting. The compensation committee believes restricted common share awards directly align the long term interests of the named executives to those of our common shareholders. Our compensation committee made restricted stock awards to the named executives in February 2016 which related to IRT’s 2015 performance. For 2017, the compensation committee has adopted the 2017 long term equity plan described below for its named executives combining performance share units, or PSUs, and restricted stock awards to further enhance IRT’s equity compensation to reflect current best compensation practices as IRT completes its management internalization. See “2017 Compensation Decisions” below.

Other Compensation

IRT provides certain other limited forms of compensation and benefits to the named executives, including limited perquisites and 401(k) matching contributions, as discussed below. The compensation committee has reviewed these other components of compensation in relation to the total compensation of the named executives and determined that they are reasonable and appropriate.

Perquisites. None of our other named executives received perquisites equal to or greater than $10,000 in 2016. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. IRT established a 401(k) plan for its employees in connection with the management internalization.  Contributions by employees began in 2017.  The IRT 401(k) plan offers eligible employees the opportunity on the same terms and conditions to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. IRT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s compensation and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by IRT pursuant to the IRT 401(k) plan vests immediately. All of the named executives participated in the RAIT Financial Trust 401(k) Plan in 2016 and IRT contributed employer matches on behalf of the named executives for the period after the management internalization through December 31, 2016 as set forth in footnote 4 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements with the named executives. Each of our agreements with named executives provides for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a “change in control”. See “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table in 2016—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control” for a description of these severance and change in control benefits with the named executives.

The compensation committee believes that these severance and change in control arrangements are an important part of overall compensation for these named executives because they help to secure the continued employment and dedication of these named executives, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. The compensation committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The NEO employment agreements also contain provisions that prohibit the executive from disclosing IRT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with IRT. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the NEO employment agreements. We believe that these provisions help ensure the long-term success of IRT.

2016 Compensation Decisions

Our named executives were employees of RAIT prior to their respective resignations from RAIT in connection with our management internalization and only received equity awards and did not receive cash compensation from us for serving as our named executives prior to such resignations.  Mr. Schaeffer, our chief executive officer, and Mr. Ender, our president, resigned from RAIT and became IRT employees on the completion of our management internalization on December 20, 2016 and Mr. Sebra, our chief financial officer, resigned from RAIT and became an IRT employee on March 31, 2017.  Our board and compensation committee felt that maintaining the continuity of our executive team would be a critical factor in the successful implementation of our management internalization.  As a result, our compensation committee considered the appropriate elements of executive officer compensation and benefits to offer to our executive team in planning for our management internalization and negotiated the terms of employment agreements with each of our named executives.  Upon the completion of our management internalization, we entered into employment agreements with each of Messrs. Schaeffer, Sebra and Ender providing for these elements.  Given that the completion of the management internalization occurred on December 20, 2016, we agreed to have RAIT continue to pay Mr. Schaeffer’s and Mr. Ender’s salaries through December 31, 2016 and for RAIT to pay Mr. Ender a bonus for his services to IRT in 2016 and we reimbursed RAIT for the amounts paid.  In addition, we paid amounts to RAIT under the shared services agreement for services that included Mr. Sebra’s service as our chief financial officer.

2016 Annual Cash Compensation

Base Salary

As noted above, IRT began to pay base salaries to its named executives effective upon their respective resignations from RAIT.  The initial base salary was set primarily based on each named executive’s salary at RAIT prior to the management internalization and reflected in each named executive’s employment agreement based on the review of the compensation committee described above and the following:

•	any requirements of the named executive’s employment agreement;
•	an assessment of the scope of the executive officer’s responsibilities and leadership;
•	the executive officer’s expertise and experience within the industry;
•	IRT’s overall financial and business performance; and
•	the executive officer’s contributions to IRT.

This determination is not formulaic and is not based on specific IRT or individual performance targets objectives, but rather is subjective and made in light of our compensation philosophy and objectives described above. Mr. Schaeffer’s base salary was set at $618,600, Mr. Sebra’s base salary was set at $398,600 and Mr. Ender’s base salary was set at $308,600.

Bonus

As noted above, IRT had not historically paid cash bonuses to its named executives prior to the management internalization.  After the management internalization, IRT reimbursed RAIT for a discretionary bonus of $50,000 paid to Mr. Ender for his service to IRT in 2016 because Mr. Ender focused to a greater degree on IRT’s business in 2016 than Mr. Schaeffer and Mr. Sebra who also served as RAIT executive officers.

2016 Equity-Based Compensation

Prior to the management internalization, the compensation committee did not use a specific formula to calculate the number of equity awards and other rights awarded to our named executives under our LTIP. Generally, in determining the specific amounts to be granted to an individual, the compensation committee took into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our advisor. The compensation committee made restricted stock awards to Mr. Schaeffer, Mr. Sebra and Mr. Ender relating to IRT’s 2015 performance in February 2016, or the February 2016 awards. The February 2016 awards were all allocated to restricted common stock awards.

2017 Compensation Decisions

Through February 2017, our compensation committee worked with its compensation consultant, FPL, to establish an appropriate peer group for IRT and to develop executive compensation plans appropriate for IRT after our management internalization.  Effective February 28, 2017, our compensation committee approved awards under the LTIP for our named executives comprised of cash bonus awards and equity awards. These awards included awards intended to qualify as “qualified performance-based compensation” under section 162(m) of Internal Revenue Code and Article X of the LTIP.

The compensation committee adopted an annual cash bonus plan, or the annual cash bonus plan, pursuant to the LTIP and made the awards thereunder, or the 2017 cash bonus awards, to the named executives setting forth the basis on which the named executives could earn cash bonuses for 2017.  The compensation committee structured these 2017 cash bonus awards to link the majority of our named executives’ 2017 annual bonuses to defined objectives and formulaic metrics that the compensation committee believes are important drivers in the creation of shareholder value, while also rewarding more subjective elements of each named executive’s performance through a subjective component.

In addition, the compensation committee adopted an annual equity award program, or the equity program, pursuant to the LTIP and made awards thereunder, or the 2017 equity awards, to the named executives setting forth the basis on which the named executives could earn and vest in equity compensation over the years 2017 through 2020.  The 2017 equity awards were comprised of two components.  The first component was performance share units, or PSUs, the value of which will be based on the attainment of absolute and relative total shareholder return, or TSR, hurdles over a three-year period, which include both share price appreciation and reinvestment of common stock dividends, as well as a subjective evaluation of the achievement of strategic objectives.  The second component was time-based restricted stock awards.

  On February 28, 2017, the compensation committee also made a separate award which vested immediately of 624 shares of our common stock under the LTIP to Mr. Ender.  This separate award was intended to compensate Mr. Ender for his forfeiture of RAIT equity awards upon his resignation from RAIT as a result of the management internalization.   The compensation committee does not expect generally to make immediately vesting awards to named executives absent special circumstances.

The terms of the 2017 cash bonus awards and the 2017 equity awards are described below.

2017 Cash Bonus Awards

Beginning with IRT’s 2017 fiscal year, the compensation committee is implementing the new annual cash bonus plan that it believes will incentivize the named executives to produce a high level of operational performance by explicitly linking the majority of their annual bonuses to certain objectives and formulaic metrics that the compensation committee believes are important drivers in the creation of shareholder value, while also rewarding more subjective elements of each named executive’s performance through a subjective component.  This new program will set forth a target cash bonus award level for each named executive participant composed of two components, as described below:

•

“Objective/Formulaic Component” — the objective/formulaic component of the 2017 cash bonus award that may be earned by each named executive will be determined by IRT’s performance relative to specified objective performance criteria established by the compensation committee as described below.

•	“Subjective Component” – the subjective component of the 2017 cash bonus award may be determined based on the compensation committee’s subjective evaluation of such participant’s performance.

•

Allocation of Components and Calculation of the 2017 Cash Bonus Awards. The 2017 cash bonus awards are allocated 75% to the objective/formulaic component and 25% to the subjective component.   The amount of the 2017 cash bonus award of any named executive will be calculated by: (a) determining the sum of the results of multiplying the 2017 weighting for each metric (described below) by the relevant percentage (described below) achieved with respect to each metric, (b) multiplying such sum by the objective criteria allocation of 75% to obtain a percentage referred to as the “objective criteria bonus earned”, (c) determining the result of multiplying the subjective criteria relevant percentage by the subjective criteria allocation of 25% to obtain to obtain a percentage referred to as the “subjective criteria bonus earned”, (d) multiplying the 2017 base salary of the relevant named executive by the sum of the objective criteria bonus earned and the subjective criteria bonus earned.   The actual 2017 cash bonus award earned by a participant may range from 0% to each named executive’s maximum relevant percentage of base salary based on actual performance for the year.

The individual 2017 cash bonus award ranges, as a percentage (each, referred to as a “relevant percentage”) of base salary for Threshold, Target and Maximum performance levels for each of the named executives as follows:

		2017 Cash Bonus Award Ranges
Executive	2017 Base Salary	Threshold	Target	Maximum
Scott F. Schaeffer	$618,600	100%	164%	250%
Farrell M. Ender	$308,600	57%	117%	177%
James J. Sebra	$398,600	50%	100%	150%

2017 Cash Bonus Award

Executive	Threshold	Target	Maximum
Scott F. Schaeffer	$618,600	$1,015,000	$1,546,500
Farrell M. Ender	$176,000	$ 361,000	$ 546,000
James J. Sebra	$199,300	$ 398,600	$ 597,900

Objective/Formulaic Criteria

The compensation committee has established the following objective performance metrics to be utilized in determining any payout with respect to the 2017 cash bonus awards weighted based on these performance measurements with their 2017 relative weighting:

Objective Performance Criteria	2017 Weighting
CORE FFO per share	40%
The increase in same store property net operating income as compared to the previous year	20%
Property net operating income margin	15%
General and Administrative expenses (excluding stock based compensation) as a percentage of revenues	15%
IRT’s ratio of net debt to Adjusted EBITDA	10%

All of these objective performance criteria shall be calculated in a manner consistent with how IRT discloses the metric in its public reporting; provided that the compensation committee will retain discretion to adjust the calculation of these metrics if it determines, due to unanticipated business developments, transactions or other factors affecting the calculation of such metrics, that such an adjustment would enhance incentivizing or rewarding actions in the best interests of IRT’s stockholders.  The actual 2017 cash bonus award payment realized by a named executive with respect to each applicable metric will depend on IRT’s achievement of at least the threshold level of performance established by the compensation committee with respect to that metric.  There will be no 2017 cash bonus award payable for that metric in the event IRT achieves less than the threshold level.   IRT’s achievement of the threshold level for a designated metric will result in a payout of such named executive’s relevant percentage of the proportion of the 2017 cash bonus award allocated to that metric; the achievement of the target level for a designated metric will result in a payout of such named executive’s relevant percentage of the proportion of the 2017 cash bonus award allocated to that metric; and the achievement of the maximum level for a designated metric will result in a payout of such named executive’s relevant percentage of the proportion of the 2017 cash bonus award allocated to that metric. If the calculated percentage is between threshold and target or between target and maximum for an annual performance period, then the earned percentage will be prorated.   See “Allocation of Components and Calculation of the Annual Cash Bonus Award” above for a description of how the 2017 cash bonus awards will be calculated.

Subjective Criteria

The subjective bonus award portion of each named executive’s 2017 cash bonus award will be based on the compensation committee’s subjective evaluation of the named executive’s performance relative to achieving specified individual criteria established for 2017 for each participant, which the compensation committee has determined are also important elements of each named executive’s contribution to the creation of overall shareholder value.  These include the following elements; provided that the compensation committee will retain discretion to add or modify subjective criteria if it determines, due to unanticipated business developments, transactions or other factors affecting IRT, that such additions or modifications to the subjective criteria would enhance incentivizing or rewarding actions in the best interests of IRT’s stockholders:

oBroaden Company’s institutional shareholder base. oPursue financial transactions to lower cost of capital, extend debt maturities and enhance liquidity profile	oIncrease analyst coverage of IRT oComplete systems separation from RAIT, including staffing and back office requirements in 2017.

The named executive’s achievement of the threshold level for subjective criteria will result in a payout of such named executive’s relevant percentage of the proportion of the 2017 cash bonus award allocated to subjective criteria; the achievement of the target level for subjective criteria will result in a payout of such named executive’s relevant percentage of the proportion of the 2017 cash bonus award allocated to that metric; and the achievement of the maximum level for subjective criteria will result in a payout of such named executive’s relevant percentage of the proportion of the 2017 cash bonus award allocated to subjective criteria. If the calculated percentage is between threshold and target or between target and maximum for an annual performance period, then the earned percentage will be prorated. See “Allocation of Components and Calculation of the Annual Cash Bonus Award” above for a description of how the 2017 cash bonus awards will be calculated.

Cash Bonus Award Payments

•

All annual cash bonus plan payments will be made in the year following the completion of the annual performance period to which the cash bonus award payment relates.  The actual payment to each named executive will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the compensation committee; provided, however, that, in order to comply with certain rules concerning the regulation of deferred compensation under the Internal Revenue Code of 1986, as amended, in no event will any such payment be made later than March 15 of such year.

•

A named executive who terminates employment with IRT prior to the conclusion of any applicable performance period with respect to which an applicable cash bonus award payment relates will not receive a cash bonus award payment, except that:

o

In the event of such participant’s death or disability (as defined in the relevant NEO employment agreement, or, if not so defined, determined in accordance with the LTIP) prior to the end of the annual performance period, an otherwise eligible participant may receive a cash bonus award payment in the amount of such participant’s full cash bonus award, as determined by the compensation committee, provided a cash bonus award was approved for such participant for the applicable performance period.

o

In the event of the termination of such participant’s employment, other than voluntarily or for cause (as defined in the relevant NEO employment agreement), following a change of control (as defined in the relevant NEO employment agreement, or, if not so defined, in the LTIP) but prior to end of the annual performance period, an otherwise eligible participant may receive a cash bonus award payment in the amount of such participant’s full cash bonus award, as determined by the compensation committee, provided a cash bonus award was approved for such participant for the applicable annual performance period.

2017 Equity Awards

The 2017 equity awards granted by the compensation committee in 2017 under the equity program consisted of the following two components:

•

“Performance Component” - 75% of the value of each named executive’s 2017 equity awards will be based on the attainment of absolute and relative total shareholder return, or TSR, hurdles over a three-year period, which include both share price appreciation and reinvestment of common stock dividends, as well as a subjective evaluation of the achievement of strategic objectives.   This component consists of performance share unit awards, or the 2017 PSUs, authorized by the compensation committee under the equity program adopted pursuant to the LTIP, with the number of shares of our common stock issued or their equivalent value in cash paid, at the compensation committee’s option, at the conclusion of the relevant performance period. The number of 2017 PSUs earned will be determined (a) for 80% by IRT’s performance for the three year period commencing January 1, 2017 and ending December 31, 2019 relative to two long term performance metrics established by the compensation committee, as described in greater detail below, and (b) for 20% of the awards, by the compensation committee’s subjective evaluation of the named executive’s contribution to the creation of overall stockholder value.

•

The actual number of 2017 PSUs earned by a participant may range from 0% to 150% of target based on actual performance for the performance period. The performance based awards vest 50% at December 31, 2019 based on performance for 2017-2019, and the 50% balance, consisting of the same number of shares that were vested at December 31, 2019, become time vesting and vest one year thereafter, subject to forfeiture in such year only in the event IRT has terminated the named executive’s employment for cause or the named executive has resigned without good reason as determined, in each situation, under such named executive’s employment agreement. The compensation committee currently intends to redeem any vested 2017 PSUs with shares of our common stock, subject to the availability of shares of our common stock under the LTIP at the time of vesting.

Performance Criteria	2017 Weighting	Threshold	Performance Criteria Target	Maximum
Relative 3-year TSR(1)	60%	30th percentile	50th percentile	75th percentile
Absolute 3-Year cumulative TSR	20%	22.50%	33.75%	45.00%
Strategic Objectives	20%		Subjective

(1) For purposes of determining IRT’s achievement against this metric, IRT’s TSR will be compared to the constituents of the FTSE NAREIT Apartment Index, or the Index, over the performance period, using the relative percentile ranking approach for all constituents that are included in the Index over the full performance period.

No awards will be earned if below threshold performance is achieved for a particular metric.

•

“Time-Based Component” - The remaining 25% of the 2017 equity awards will be time-based.   This component consists of restricted stock awards, or the 2017 stock awards, authorized by the compensation committee under the equity program adopted pursuant to the LTIP.  The shares of our common stock subject to the 2017 stock awards will vest 25% per annum on the first four anniversaries from the date of grant.

Number of PSUs and 2017 stock awards

The number of 2017 PSUs awarded is set forth below and was determined by dividing the maximum dollar amount of the award that may be earned by IRT’s closing stock price on the NYSE MKT on February 28, 2017, the grant date, $9.19, based on the following proposed individual award opportunities.  The number of shares awarded for 2017 stock awards is set forth below and was determined by dividing the dollar amount of the award based by such closing stock price.

			Performance-Based Award
Executive	Total Target Award	Time-Based Award	Threshold	Target	Maximum
Scott F. Schaeffer	$1,000,000	$250,000	$375,000	$750,000	$1,125,000
Farrell M. Ender	400,000	100,000	150,000	300,000	450,000
James J. Sebra	450,000	112,500	168,750	337,500	506,250

Executive	Number of 2017 stock awards	Number of 2017 PSUs
Scott F. Schaeffer	27,203	122,416
Farrell M. Ender	10,881	48,966
James J. Sebra	12,242	55,087

Additional Terms of the 2017 equity awards

Dividends will be paid with respect to outstanding 2017 stock awards, subject to forfeiture prior to vesting. Dividend equivalents will not be paid on the 50% of the 2017 PSUs that have met the 3 year performance based criteria and have vested, but dividend equivalents will be paid on the remaining 50 % of the 2017 PSUs only for the year during which they time vest, subject to forfeiture prior to vesting. No dividend equivalents will be paid while the 2017 PSUs are subject to performance criteria. Dividend equivalents will accrue only on the portion of the 2017 PSUs which have met the performance criteria and remain subject only to time vesting.

The 2017 stock awards will have voting rights and the 2017 PSUs will not have any voting rights.

Any named executive whose employment is terminated will forfeit any unvested 2017 equity awards except with respect to 2017 PSUs in the event of a qualified termination or retirement as described below and except where such named executive’s employment agreement with IRT provides for accelerated vesting in defined circumstances, where such named executive’s employment agreement with IRT provides for accelerated vesting in defined circumstances.

If a named executive’s employment is terminated due to death or disability and other than voluntarily or for cause (as defined in the relevant NEO employment agreement), which we refer to as a qualified termination, prior to the conclusion of the 3-year performance period applicable to such named executive’s 2017 PSUs, then such performance period will be shortened to conclude on the date of such qualified termination, which we refer to as a shortened performance period. In such event, the compensation committee will determine within three months after the date of such qualified termination the number of 2017 PSUs earned by such named executive, if any, for such shortened performance period in accordance with the performance criteria established for such award. The named executive’s earned 2017 PSUs, if any, will vest as of the date that the compensation committee determines the achievement of such performance criteria and will not be subject to the additional time based vesting period. The number of 2017 PSUs eligible to be earned shall be determined on a pro rata basis by multiplying the number of 2017 PSUs issued to such named executive by a fraction, the numerator of which is the number of days in the shortened performance period and the denominator of which is the number of days in the original 3-year performance period. With respect to earned 2017 PSUs held by the named executive for which the performance period is complete but for which the additional time-based vesting period is incomplete prior to the named executive’s qualified termination, any restrictions on such earned awards shall lapse and such earned awards shall automatically become fully vested as of the date of such qualified termination.

In the event of a named executive’s “retirement” (as defined below), the 2017 PSUs will vest in the following manner. If such retirement occurs during the performance period, the number of 2017 PSUs vested will be determined on a pro rata basis by multiplying the 2017 PSUs earned in the performance period by a fraction, the numerator of which is the number of days from the beginning of the performance period to the date of such retirement and the denominator of which is the total number of days in the 3-year performance period. If a named executive’s retirement occurs after the performance period, all of the 2017 PSUs earned in the performance period will vest upon retirement. The above notwithstanding in no event will any 2017 PSUs vest if the performance targets are not met. “Retirement” is defined in the 2017 PSUs as the named executive’s voluntary separation of employment following satisfaction of the “Rule of 70.” The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with IRT or its related entities; (2) attainment of age 55 and (3) such named executive’s combined age and service equals at least 70. A named executive may separate upon retirement subject to providing at least six (6) months’ advance notice to IRT and entering into a separate three-year non-competition and non-solicitation agreement, if requested. In the event the 2017 PSUs vest due to retirement, 50% of the vested 2017 PSUs will be redeemable as of the relevant determination date and the remaining 50% will be redeemable on the first anniversary of the last day of the performance period.

Clawback Practices

Awards made under the 2017 cash bonus awards and the 2017 equity awards for the named executives are subject to clawback terms that will allow IRT to recover amounts paid to such officer pursuant to such awards to the extent that the compensation committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of IRT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).   In addition, each NEO employment agreement includes a clawback provision described below.   See “Employment Agreements-Clawback” below.

Implementing Our Objectives

We consider our implementation of incentive based compensation described above to bring IRT in line with best compensation practices as it transitions to being internally managed. Other important policies and other factors influencing our compensation decisions are described below.

2016 Pay Governance

IRT seeks to maintain pay practices that foster good governance, which are demonstrated by:

•	Alignment with Shareholders: Executive pay is aligned with shareholder value through the use of incentive plans and equity compensation.
•

Hedging/Pledging Policies: We maintain policies contained in our insider trading policy prohibiting speculative transactions in IRT securities such as short sales, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, certain forms of hedging or monetization transactions and restrictions on the use of margin accounts and pledges.

•

Independent Compensation Consultant: We have engaged an independent compensation consulting firm that does not provide any services to management and that our compensation committee found to be independent after evaluating factors relevant to the firm’s independence set forth in the compensation committee’s charter, including the firm’s relationship with RAIT.

•

Clawback Practices: All grants under the incentive award plan are subject to the provisions of any applicable clawback or recoupment terms or policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time.

•	No 280G Tax Gross-Ups: We do not provide any tax gross-up provision relating to parachute payments (as defined in IRC Section 280G) in our employment agreements.

Impact of 2014 Stockholder Advisory Votes

Say-On-Pay Vote

At our 2014 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executives. An overwhelming majority of our stockholders (99.2%) that cast votes on this proposal approved the compensation of our named executives as described in our proxy statement for the 2014 annual meeting of stockholders. The compensation committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our named executives for 2016. The compensation committee will also carefully consider the stockholder votes on Proposal 3 at the 2017 annual meeting, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Say-on-Pay-Frequency Vote

At our 2014 annual meeting of stockholders, our stockholders who cast votes on this proposal recommended by a substantial majority (71.7%) that we hold an advisory stockholder vote on the compensation of our named executives every three years. As a result of this vote, we have included Proposal 3 in this proxy statement to provide an advisory vote on the named executives’ compensation at our 2017 annual stockholder meeting.  In accordance with Exchange Act rules, we will next hold an advisory vote on the frequency of our say on pay votes at our 2020 annual stockholder meeting.

Peer Groups

The compensation committee engaged FPL to examine market compensation practices to assist it in developing a compensation program for the named executives upon completion of the management internalizations.

In order to achieve this, FPL reviewed and provided the compensation committee with information in two different peer groups of companies.  The asset-based peer group, which consisted of eight multifamily focused companies, with which IRT competes for investment opportunities and institutional investor funding, was utilized to assist the compensation committee in understanding current compensation structures and practices.  The size-based peer group, which consisted of nine companies reasonably comparable to IRT based on total market capitalization, was utilized to assist the compensation committee in understanding current market compensation levels.  While the compensation committee did consider the compensation levels of the size-based peer group, we do not target our executives’ compensation to a specified percentile of a peer group.

The asset-based peer group was comprised of:

•	American Campus Communities, Inc.
•	Apartment Investment and Management Company
•	AvalonBay Communities, Inc.
•	Camden Property Trust
•	Education Realty Trust, Inc.
•	Equity Residential
•	Essex Property Trust, Inc.
•	Mid-America Apartment Communities, Inc.

The size-based peer group was comprised of:

•	Armada Hoffler Properties, Inc.
•	Cedar Realty Trust, Inc.
•	Chatham Lodging Trust
•	First Potomac Realty Trust
•	Rexford Industrial Realty, Inc.
•	Silver Bay Realty Trust Corp.
•	STAG Industrial, Inc.
•	TIER REIT, Inc.
•	Urstadt Biddle Properties Inc.

Internal Pay Equity

In evaluating the internal pay relationship among its executive officers, the compensation committee sets the target opportunity for each executive officer under the incentive plans based on their relative respective responsibilities and expected contributions to IRT’s performance. Mr. Schaeffer, as chief executive officer, had the highest salary and target opportunity amounts, followed by Mr. Sebra, as chief financial officer, and then Mr. Ender, as president. With respect to qualitative or discretionary portions of the executive officer’s compensation, the compensation committee evaluates each officer’s performance individually.

Allocation Between Equity Compensation and Cash Payments. The compensation committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet IRT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the compensation committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The compensation committee also seeks to balance compensation elements that are based on individual contributions toward achieving IRT’s financial, operational and strategic goals with others that are based on the performance of our shares of common stock and our dividend record.

Allocation Among Types of Equity Compensation. Awards that may be granted under our LTIP include unrestricted stock, restricted stock, restricted stock units, deferred stock units, options, stock appreciation rights, or SARs, performance awards, dividend equivalents, other stock based awards and any other right or interest relating to stock or cash, which we collectively refer to herein as awards. Our compensation committee will determine if and when any of our named executives, other officers or participants as defined in the LTIP will receive such awards in the manner described above under “Information Concerning Our Board of Directors, Committees and Governance-Compensation Committee.”  In 2014 and 2015, we made awards under the LTIP to our executive officers of restricted stock awards and SARs.  In 2016, we made awards under the LTIP comprised of restricted stock awards.  Our equity awards in 2017 are described above.  We expect to make awards similar to the 2017 equity awards in the future, subject to our annual evaluation of current best compensation practices and IRT’s performance.

All of the SARs awarded to date to these named executives vest in three equal annual installments and have a five year term (subject to earlier termination if their employment ends) and can be settled in shares of our common stock or cash, at the discretion of the compensation committee but subject to the availability of shares of our common stock under the LTIP. The compensation committee expects it will periodically evaluate how to settle any vested SARs and currently expects to settle all vested SARs with shares of our common stock. SARs are valued based on a Black-Scholes option pricing model at the date of grant. All of the restricted stock awards awarded to date to these named executives vest in three equal annual installments. Restricted stock awards are valued based on the closing price of a common share on the NYSE MKT on the grant date. For the portion of the 2017 equity awards consisting of PSUs based on market conditions, the fair value is estimated on the date of grant using a Monte Carlo simulation model. Such valuation consists of computing the fair value using IRT’s simulated stock price as well as TSR over the performance period from January 1, 2017 to December 31, 2019. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk free and the rate of discounting the payoff of the award is also risk free. For the portion of the 2017 equity awards consisting of PSUs based on “performance conditions”, the fair value was calculated based on the NYSE MKT closing price for shares of our common stock subject to the award on the grant date of the award.  In accordance with SEC rules, equity compensation awards are reflected in the Summary Compensation Table based on their grant date fair value and not the year of our financial performance upon which the compensation committee based the award. The awards made prior to 2017 related to performance in the year prior to the year of the award.  The 2017 equity awards are forward-looking and are intended to relate to performance in 2017 and future periods.

Equity Grant Practices. The compensation committee historically made equity awards to executive officers and other participants under the LTIP around the first quarterly meeting of the year.

Stock Ownership Guidelines.   IRT is evaluating whether to implement guidelines for its executive officers and directors regarding ownership of IRT securities.

Employment Agreements. The named executives have employment agreements with IRT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, the employment agreements of the named executives have change-in-control and non-change in control severance protection. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Risk Management and IRT’s Compensation Policies and Procedures. As part of the board’s role in risk oversight, the compensation committee considers the impact of IRT’s compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on IRT’s risk profile. Based on this consideration, the compensation committee concluded that IRT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on IRT. Some of the factors the compensation committee considered as mitigating the risks of IRT’s compensation plans include:

•	The mix of compensation, which tended to be balanced with an emphasis toward rewarding long term performance;
•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long term incentive plans;
•	The use of discretion as a means to adjust compensation to reflect performance or other factors;
•	Multi-year time vesting on equity awards which requires long term commitment on the part of employees;
•	Incentive awards made under the incentive award plan to any participant are capped on an annual basis under the terms of the incentive award plan;
•	In 2017 with the assistance of FPL, the compensation committee began identifying peer groups to ensure the compensation programs are consistent with industry practice; and
•	IRT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). The compensation committee periodically reviews the potential implications of IRC Section 162(m). This section generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year unless the compensation is performance-based within the meaning of Section 162(m). Although the compensation committee will consider various alternatives for preserving the tax deductibility of compensation payments, the compensation committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. We do not expect that the payment of compensation that does not satisfy the requirements of IRC Section 162(m) will have a material adverse federal income tax consequence to us. We expect a substantial portion of the performance based awards described above to qualify as performance-based under Section 162(m). See “2017 Compensation Decisions” above.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The compensation committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. IRT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by IRT in connection with a change in control. Our employment agreements with our named executives provide that the named executive shall bear all expense of, and be solely responsible for, any excise tax imposed by Section 4999 of the IRC and that any amount or benefit deemed to be a “parachute payment” (as defined in Section 280G of the IRC) and would result in the imposition on the named executive of an excise tax under Section 4999 of the IRC (all such amounts and benefits being referred to as total payments), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the IRC but only if, by reason of such reduction, the net after-tax benefit received by the named executive shall exceed the net after-tax benefit received by the named executive if no such reduction was made.  See “Employment Agreements-Parachute Payments” below.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which IRT accounts for grants of equity-based compensation to our employees in our financial statements. The compensation committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation”, when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of IRT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation. When such guidance is available, IRT intends to adopt additional policies to implement the new requirements.

Awards made under the 2017 annual cash bonus plan and the 2017 long term incentive program for the eligible officers are subject to clawback terms which will allow IRT to recover amounts paid to such officer pursuant to such awards to the extent that the compensation committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of IRT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules). In addition, each NEO employment agreement includes a clawback provision described below.   See “Employment Agreements-Clawback” below.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the compensation committee recommended to Independence Realty Trust, Inc.’s (“IRT”) board of directors that the Compensation Discussion and Analysis be included in IRT’s annual report on Form 10-K for 2016 and IRT’s 2017 proxy statement. This report is provided by the following independent directors who comprise the committee:

DeForest B. Soaries, Jr., D. Min, Chairman
Robert F. McCadden
Mack D. Pridgen III

Executive Officer Compensation

We provide below summary information about compensation expensed or accrued by IRT during the fiscal year ended December 31, 2016, for the following persons, who we refer to as the named executives:

•	The person who served as our chief executive officer during 2016: Scott F. Schaeffer
•	The person who served as our chief financial officer during 2016: James J. Sebra; and
•	The person who served as our president during 2016: Farrell M. Ender.

There were no other executive officers of IRT serving at the end of the fiscal year ended December 31, 2016.

Summary Compensation Table

Name and Principal Position	Year	Base Salary (1)	Bonus (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Scott F. Schaeffer (Chief Executive Officer)	2016	$18,745	$—	$348,320	$—	$348	$367,413
	2015	$—	$—	$187,000	$43,800	$—	$230,800
	2014	$—	$—	$65,600	$9,760	$—	$75,360

James J. Sebra (Chief Financial Officer)	2016	$—	$—	$174,160	$—	$—	$174,160
	2015	$—	$—	$149,600	$35,040	$—	$184,640
	2014	$—	$—	$32,800	$4,880	$—	$37,680

Farrell M. Ender (President)	2016	$9,352	$50,000	$348,320	$—	$348	$408,020
	2015	$—	$—	$233,750	$54,750	$—	$288,500
	2014	$—	$—	$65,600	$9,760	$—	$75,360

(1)

Base salary and bonus amounts for 2016 reflect the portion of the named executive’s salary that was paid by IRT for the period subsequent to the December 20, 2016 management internalization.  Subsequent to December 20, 2016 and through March 31, 2017, Mr. Sebra was employed by our former advisor and we paid for his services through a shared services arrangement with our former advisor.

(2)

This column represents the aggregate grant date fair value of restricted common stock awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE MKT of a common stock on the date of grant. See note 7: Equity Compensation Plans in Item 8. Financial Statements and Supplementary Data of our annual report.

(3)

This column represents the aggregate grant date fair value of SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 7: Equity Compensation Plans in Item 8. Financial Statements and Supplementary Data of our annual report.

(4)	This column represents the portion of company contributions to 401k plans with respect to the named executive.

Grants of Plan-Based Awards in 2016

The following table provides information about equity awards granted to the named executives in 2016.

Name	Grant Date	All other stock awards: Number of shares of stock or units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Scott F. Schaeffer	2/12/2016	56,000	348,320
James J. Sebra	2/12/2016	28,000	174,160
Farrel M. Ender	2/12/2016	56,000	348,320

(1)

This column shows the number of restricted common stock awards granted in 2016 to the named executives. These restricted common stock awards vest in three equal annual installments on the anniversary of the grant date (subject to earlier termination if the named executive’s employment ends).

(2)

This column shows the full grant date fair value of restricted common stock awards or SARs under FASB ASC Topic 718 granted to the named executives in 2016. Generally, the full grant date fair value is the amount that IRT expenses in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executives. The full grant date fair value of the restricted common stocks was the closing price of shares of our common stock on the grant date multiplied by the number of restricted common stock awards. The full grant date fair value of the SARs is based on a Black-Scholes option pricing model on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2016

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2016, including descriptions of the employment agreements of the named executives.

Employment Agreements

IRT has entered into the NEO employment agreements with Messrs. Schaeffer, Sebra and Ender. The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Term.  Each NEO employment agreement has an initial three year employment term from its effective date and provides that it will continue to be effective for successive one year periods unless either party notifies the other party of non-renewal in writing prior to three months before the expiration of the then current term.  Each NEO employment agreement also may be terminated by IRT without cause or for cause.  The named executive can voluntarily terminate his employment for any reason upon 60 days’ notice or by sending a notice of non-renewal to IRT or may resign for good reason.   The NEO employment agreements also provide that IRT may terminate them upon the disability or death of the named executive.  The terms “cause,” “disability,” and “good reason,” are discussed in “Potential Payments on Termination or Change-In-Control” below.   The effective date of the employment agreements for Messrs. Schaeffer and Ender was December 20, 2016, the date of the completion of the management internalization. The effective date of the employment agreement for Mr. Sebra was March 31, 2017, the date of his resignation from RAIT.

Duties.  Mr. Schaeffer’s employment agreement provides that he will continue to serve as the chief executive officer of IRT during his employment term.  Mr. Schaeffer also agrees in his employment agreement to continue to serve as the chairman of the board, subject to the board’s right to elect a different person to serve as chairman.  Mr. Schaeffer’s employment agreement provides that he will perform all duties and accept all responsibilities incident to such positions as may be reasonably assigned to him by the board.  Mr. Schaeffer’s employment agreement provides that he will serve as a member of the board during his employment term, subject to the IRT stockholders’ election of Mr. Schaeffer to the board and reelection of Mr. Schaeffer to the board during each year of his employment term.  During Mr. Schaeffer’s employment term, IRT agrees to nominate him for election to the board at any meeting of the IRT stockholders where the election of the members of the board is included in the purposes of such meeting.  Mr. Schaeffer’s employment agreement provides that he will not receive any additional compensation for services as a member of the board.  Mr. Sebra’s employment agreement provides that he will continue to serve as the chief financial officer of IRT during his employment term.  Mr. Ender’s employment agreement provides that he will continue to serve as the president of IRT during his employment term.  The employment agreements for Messrs. Sebra and Ender each provide that they will perform all duties and accept all responsibilities incident to their respective positions as may be reasonably assigned to him by the board or the chief executive officer.

Compensation.  Each NEO employment agreement provides the respective named executive’s initial base salary.  The initial annual base salary for each of Mr. Schaeffer, Mr. Sebra and Mr. Ender is $618,600, 398,600 and $308,600, respectively.  Each NEO employment agreement provides that each named executive’s base salary will be reviewed annually for appropriate increases by the board pursuant to the board’s normal performance review policies for senior level executives but will not be decreased.  As described above, the board has delegated this review to the compensation committee.  Each NEO employment agreement states that each named executive is eligible to receive annual bonuses in such amounts as the board may approve in its sole discretion or under the terms of any annual incentive plan of IRT maintained for other senior level executives and is entitled to participate in any short-term and long-term incentive programs (including without limitation any equity compensation plans) established by IRT for its senior level executives generally.  Each NEO employment agreement provides that the respective named executive is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to IRT’s senior level executives as a group or to its employees generally and to be reimbursed for reasonable expenses related to his employment and to vacation and sick leave in accordance with IRT’s policies.  Each named executive’s base salary, bonuses awarded and equity and other compensation are described above in “2016 Compensation Decisions” and “2017 Compensation Decisions.”

Clawback.  Each NEO employment agreement provides that any compensation paid to the named executive pursuant to the employment agreement or any other agreement or arrangement with IRT is subject to mandatory repayment by the named executive to IRT if and to the extent any such compensation paid to such named executive is, or in the future becomes, subject to (i) any “clawback” or recoupment policy that is applicable to all senior executives of IRT and is limited to the recovery of incentive-based compensation which, as a result of an accounting restatement by IRT, is in excess of the compensation which should have been received such named executive, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

Non-Competition, Non-Solicitation, Intellectual Property, Confidentiality and Non-Disparagement.  Each NEO employment agreement provides that each named executive agrees that during his respective employment term and for a period of 12 months thereafter, without regard to its termination for any reason which does not constitute a breach of the employment agreement by IRT or a resignation for good reason by named executive, the named executive will not, unless acting pursuant to their employment agreement or with the prior written consent of the board do any of the following:

•

Directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit the named executive’s name to be used in connection with any competing business  within any state in which IRT, and/or its affiliates, currently engage in any substantial business activity or any state in which IRT, and/or its affiliates, engaged in any substantial business activity during the 36 month period preceding the date the named executive’s employment terminates.  All the NEO employment agreements provide that the non-competition provision will not prohibit the passive ownership by the named executive of not more than five percent (5%) of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act.  Mr. Schaeffer’s employment agreement provides that IRT recognizes that he currently has an ownership position in two multifamily rental properties and that he may invest in additional commercial real estate properties but only after giving IRT the right to make the investment on the same terms and conditions as Mr. Schaeffer.

•

Solicit or divert to any competing business any individual or entity which is an active or prospective customer of IRT, and/or its affiliates, or was such an active or prospective customer at any time during the preceding twelve (12) months.

•	Employ, attempt to employ, solicit or assist any competing business in employing any employee of IRT, and/or its affiliates, whether as an employee or consultant.

A “competing business” is defined in each NEO employment agreement as: any entity or enterprise actively engaged in any business or businesses IRT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within twelve months) at the time of termination.  The phrase “substantial business activity” in each NEO employment agreement means that IRT, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

Each NEO employment agreement provides that each named executive will disclose defined intellectual property rights, whether patentable or not, which the named executive has conceived, made or developed, solely or jointly with others, while employed by IRT and assign them to IRT.  Each NEO employment agreement provides that each named executive will not disclose any defined confidential information to any person (except as such named executive’s duties as an officer of IRT may require or as required by law or in a judicial or administrative proceeding) without the prior written authorization of the board. Each NEO employment agreement provides that each named executive will not at any time make to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning IRT or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties.  Each NEO employment agreement provides that IRT will not authorize the making, publishing or communicating of, nor will the board or any executive officers of IRT at any time make to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the named executive.

Parachute Payments.  Each NEO employment agreement provides that the named executive shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any amount payable to or other benefit receivable by the named executive under their NEO employment agreement, including, without limitation, any excise tax imposed by Section 4999 of the IRC; provided, however, that any such amount or benefit deemed to be a “parachute payment” (as defined in Section 280G of the IRC) alone or when added to any other amount payable or paid to or other benefit receivable or received by the named executive which is deemed to constitute a parachute payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the named executive of an excise tax under Section 4999 of the IRC (all such amounts and benefits being referred to as total payments), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the IRC but only if, by reason of such reduction, the net after-tax benefit received by the named executive shall exceed the net after-tax benefit received by the named executive if no such reduction was made.  Net after-tax benefit is defined as (i) the total of all payments and the value of all benefits which the named executive receives or is then entitled to receive from IRT that would constitute parachute payments, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the named executive (based on the rate in effect for such year as set forth in the IRC as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the IRC.

Section 409A.  Each NEO employment agreement provides that it is intended to comply with the requirements of Section 409A of the IRC, to the extent applicable, and the NEO employment agreement will be interpreted to avoid any penalty sanctions under Section 409A of the IRC. Accordingly, each NEO employment agreement provides that all of its provisions will be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the IRC and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the IRC, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the IRC, each payment made under the NEO employment agreement shall be treated as a separate payment. In no event may the named executive, directly or indirectly, designate the calendar year of payment. The named executive will be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the IRC.

Each NEO employment agreement provides that if on the date of the named executive’s termination of employment, the named executive is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the IRC and its corresponding regulations) as determined by the board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to the named executive under the NEO employment agreement that are deemed as deferred compensation subject to the requirements of Section 409A of the IRC shall be postponed for a period of six months following the named executive’s “separation from service” with IRT (or any successor thereto). The postponed amounts shall be paid to the named executive in a lump sum on the date that is six (6) months and one (1) day following the named executive’s “separation from service” with IRT (or any successor thereto). If the named executive dies during such six-month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the IRC shall be paid to the personal representative of the named executive’s estate on the sixtieth (60th) day after the named executive’s death. If any of the cash payments payable pursuant to the NEO employment agreement are delayed due to the requirements of Section 409A of the IRC, there shall be added to such payments interest during the deferral period at an annualized rate of interest equal to the prime rate as reported in the Wall Street Journal (or, if unavailable, a comparable source) at the relevant time.

All reimbursements provided under the NEO employment agreement shall be made or provided in accordance with the requirements of Section 409A of the IRC, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the named executive’s lifetime (or during a shorter period of time specified in the NEO employment agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the named executives at December 31, 2016. These awards are comprised of SARs and restricted common stock awards. Each award is shown separately for each named executive by grant date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Scott F. Schaeffer	10,666	5,334	(1)	8.20	1/31/2019	2,667	(2)	23,790
	20,000	40,000	(3)	9.35	2/18/2020	13,334	(4)	118,939
		-		-	n/a	56,000	(5)	499,520
James J. Sebra	5,333	2,667	(1)	8.20	1/31/2019	1,334	(2)	11,899
	16,000	32,000	(3)	9.35	2/18/2020	10,667	(4)	95,150
		-		-	n/a	28,000	(5)	249,760
Farrell M. Ender	10,666	5,334	(1)	8.20	1/31/2019	2,667	(2)	23,790
	25,000	50,000	(3)	9.35	2/28/2020	16,667	(4)	148,670
		-		-	n/a	56,000	(5)	499,520

(1)	These SARs vest on January 31, 2017.
(2)	These restricted common stock awards vest on January 31, 2017.
(3)	These SARs vest in two equal annual installments on February 18, 2017 and February 18, 2018.
(4)	These restricted common stock awards vest in two equal annual installments on February 18, 2017 and February 18, 2018.
(5)	These restricted common stock awards vest in three equal annual installments on February 12, 2017, February 12, 2018, and February 12, 2019.

Option Exercises and Stock Vested in 2016

The following table provides information on the number of shares acquired by the named executives upon the vesting of restricted common stock awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2016. No SARs held by the named executives were exercised in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott F. Schaeffer	9,333	63,491
James J. Sebra	6,666	45,342
Farrell M. Ender	11,000	74,827

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into the NEO employment agreements with our named executives. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his respective agreement, including a “change in control” of IRT (as defined in the agreement). A named executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Named Executive	Termination without cause, resignation for good reason or notice by IRT of non-renewal without release (1)	Termination without cause, resignation for good reason or notice by IRT of non-renewal with release (2)	Voluntary Termination (3)	Disability (4)	Death (5)	Termination for cause (6)	Termination without cause, resignation for good reason or notice by IRT of non-renewal after Change in Control without release (7)	Termination without cause, resignation for good reason or notice by IRT of non-renewal after Change in Control with release (7)
Scott F. Schaeffer	$—	$4,361,193	$—	$716,182	$716,182	$—	$—	$5,586,393
James J. Sebra	$—	$1,988,793	$—	$406,406	$406,406	$—	$—	$1,988,793
Farrell M. Ender	$—	$2,054,523	$—	$726,203	$726,203	$—	$—	$2,054,523

(1)

Under each NEO employment agreement, IRT may terminate a named executive’s employment at any time without cause (defined in footnote 6 below) upon not less than sixty days’ prior written notice to the named executive. In addition, the named executive may initiate a termination of employment by resigning for good reason.  The named executive must give IRT not less than sixty days’ prior written notice of such resignation.  In addition, IRT may initiate a termination of employment by sending a notice of non-renewal of this Agreement to the named executive, as described above. If the named executive does not deliver the release described in each NEO employment agreement and described in footnote 2 below in these circumstances, we refer to the termination as a no-release termination.  Upon any no-release termination, the named executive is entitled to receive only the amount due to the named executive under IRT’s then current severance pay plan for employees, if any.  No other payments or benefits will be due under the named executive’s employment agreement to the named executive, but the named executive will be entitled to receive (i) the named executive’s base salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to the named executive for reimbursement of expenses properly incurred by the named executive prior to his date of termination; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of IRT in which the named executive participated prior to his termination of employment.  We refer to these collectively as the accrued benefits.

Each NEO employment agreement defines “good reason” as, without the named executive’s consent, any of the following events occurring:

•	a reduction in base salary of the named executive.
•	IRT’s material and willful breach of the NEO employment agreement.
•

the relocation (without the written consent of the named executive) of the named executive’s principal place of employment by more than thirty-five (35) miles from its location on the effective date of the NEO employment agreement.

•

Mr. Schaeffer’s employment agreement also defines “good reason” as, without his consent: a significant adverse alteration in the nature or status of his authority, duties or responsibilities (and his removal from the position of chief executive officer or requiring him to report to any employee of IRT will be deemed to be a significant adverse alteration in the nature or status of his responsibilities); provided, however, that the election by the board of a different person to serve as chairman will not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of IRT have their duties assigned to them by the chairman.

•	Mr. Sebra’s and Mr. Ender’s respective employment agreements also define “good reason” as a significant adverse alteration in the nature or status of his authority, duties or responsibilities;

Each NEO employment agreement provides that (i) good reason will not be deemed to exist unless notice of termination on account thereof (specifying a termination date of at least 60 days but no more than 90 days from the date of such notice) is given no later than 90 days after the time at which the event or condition purportedly giving rise to good reason first occurs or arises and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes good reason, IRT will have 30 days from the date notice of such a termination is given to cure such event or condition and, if IRT does so, such event or condition will not constitute good reason.

(2)

If a termination occurs in the circumstances described in footnote 1 above and the named executive executes and does not revoke a release described in each NEO employment agreement, the named executive is entitled to receive, in lieu of any payments or benefits due to him under IRT’s then current severance pay plan for employees (if any), the following:

•

The named executive will receive a lump sum cash payment equal to a defined multiplier times the sum of (x) the named executive’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by the named executive for the three year period immediately prior to his termination of employment, or the average annual cash bonus earned by the named executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three; provided, however, that if the named executive has been employed by IRT for less than one completed fiscal year prior to his termination of employment, then the amount used for clause (y) will be the named executive’s target annual cash bonus for the fiscal year of his termination of employment.  One half of the amount described in the preceding sentence will be consideration for the named executive’s entering into the restrictive covenants described above.   In Mr. Schaeffer’s employment agreement, the defined multiplier is 2.25x or, if a change in control has occurred within 18 months prior to the termination, the defined multiplier is 3x.  In Mr. Sebra’s and Mr. Ender’s employment agreements, the defined multiplier is 2x.

•

The named executive will receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that the named executive would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year, or the cash bonus. The pro-rated cash bonus will be determined by multiplying the cash bonus by a fraction, the numerator of which is the number of days during which the named executive was employed by IRT in the fiscal year of his termination of employment and the denominator of which is 365.

•

For a period of 18 months following the named executive’s date of termination, provided the named executive and his eligible dependents timely and properly elect to continue health care coverage under COBRA, the named executive will continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of IRT generally, as if the named executive had continued in employment with IRT during such period.

•

The treatment of any outstanding equity awards held by the named executive will be determined in accordance with the terms of the applicable incentive plan and the applicable award agreements; provided, however, that any such equity awards that are subject solely to time-vesting conditions will become fully vested as of the date of the named executive’s termination of employment.  Each of the named executives 2017 PSUs provided for modification upon any defined qualified termination or retirement as described above.  As the 2017 PSUs were not outstanding at December 31, 2016, they are not included in the amounts payable upon termination.

(3)

Each NEO employment agreement provides that a named executive may voluntarily terminate his employment for any reason upon 60 days’ prior written notice or by sending a notice of non-renewal of such NEO employment agreement to IRT. In any such event, after the effective date of such termination, except with respect to a resignation for good reason, no further payments will be due under the NEO employment agreement, except that named executive will be entitled to receive his accrued benefits.

(4)

Each NEO employment agreement provides that IRT may terminate the named executive’s employment, to the extent permitted by applicable law, if the named executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of IRT, or a disability.  If IRT terminates the named executive’s employment for disability, the named executive will be entitled to receive the following:

•

the named executive will receive a lump sum cash payment equal to a pro rata portion of the named executive’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus earned by the named executive for the three year period immediately prior to his termination of employment or the average annual cash bonus earned by the named executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three) (the “Target cash bonus”).  The pro-rated Target cash bonus will be determined by multiplying the Target cash bonus by a fraction, the numerator of which is the number of days during which the named executive was employed by IRT, prior to his termination of employment, in IRT’s fiscal year in which his termination of employment occurs and the denominator of which is three hundred sixty-five (365).  Except as otherwise required to comply with the requirements of Section 18 below, payment will be made on the sixtieth (60th) day following the named executive’s last day of employment with IRT on account of disability.

•	IRT will pay to the named executive the accrued benefits.

(5)

Each NEO employment agreement provides that if the named executive dies while employed by IRT, IRT will pay to the named executive’s executor, legal representative, administrator or designated beneficiary, as applicable:

•	the accrued benefits and
•

a pro-rated target cash bonus (determined according to the first bullet under footnote 1 above) for IRT’s fiscal year in which the named executive’s death occurs and, except as otherwise required to comply with the requirements of Section 409A of the IRC, will be paid in a lump sum cash payment on the 60th day following the date of the named executive’s death. Otherwise, IRT will have no further liability or obligation under the named executive’s employment agreement to the named executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the named executive.

(6)

Each NEO employment agreement provides that IRT may terminate the named executive’s employment at any time for cause upon written notice to named executive, in which event all payments under the NEO employment agreement will cease, except for base salary to the extent already accrued. The named executive will be entitled to receive the accrued benefits. Whether a termination is for cause will be determined by the board in its sole discretion.  Each NEO employment agreement defines “cause” as any of the following grounds for termination of the named executive’s employment:

•	the named executive’s conviction of, or plea of guilty or nolo contendere to, a felony, any crime of moral turpitude or any crime involving IRT;
•	the named executive’s engagement in fraud, misappropriation or embezzlement;
•	the named executive’s material breach of any published code of conduct or code of ethics of IRT or any affiliate of IRT;
•	the named executive’s gross negligence or willful misconduct in the performance of his duties;
•

the named executive’s continual failure to substantially perform his duties to IRT (other than a failure resulting from the named executive’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of IRT, has been delivered to the named executive specifying the manner in which the named executive has failed to substantially perform; or

•	the named executive’s breach of the non-competition, non-solicitation, intellectual property, confidentiality and non-disparagement provisions of the NEO employment agreement described above.

(7)

Each NEO employment agreement provides that if a change in control of IRT occurs and the named executive’s employment terminates under the circumstances described below, the terms set forth in footnotes 1 through 6 above apply.  Upon or within 18 months after a change in control, IRT (by action of the board) may terminate the named executive’s employment at any time without cause or the named executive may initiate a termination of employment by resigning for good reason (in either case the employment term will be deemed to have ended), in each case upon not less than 60 days’ prior written notice.   In any such event, the provisions of footnote 1 or 2 above, as applicable, will apply.

Each NEO employment agreement defines a “change in control” of IRT as the occurrence of any of the following:

•

The acquisition (other than from IRT), by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of IRT’s then outstanding voting securities;

•

The individuals who, as of the effective date of the NEO employment agreement, are members of the board, or the incumbent board, cease for any reason during any twelve month period to constitute at least a majority of the board, unless the election, or nomination for election by IRT’s stockholders, of any new director was approved by a vote of at least a majority of the incumbent board, and such new director will be considered as a member of the incumbent board;

•

The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, a business combination) involving IRT if (i) the stockholders of IRT, immediately before such business combination, do not, as a result of such Business Combination, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such business combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of IRT outstanding immediately before such business combination or (ii) immediately following the business combination, the individuals who comprised the board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such business combination (or, if the entity resulting from such business combination is then a subsidiary, the ultimate parent thereof);

•	The sale or other disposition of all or substantially all of the assets of IRT; or
•	The consummation of a complete liquidation or dissolution of IRT.

Each NEO employment agreement defines “good reason” as, without the named executive’s consent, any of the following events occurring:

•	a reduction in base salary of the named executive.
•	IRT’s material and willful breach of the NEO employment agreement.
•

the relocation (without the written consent of the named executive) of the named executive’s principal place of employment by more than thirty-five (35) miles from its location on the effective date of the NEO employment agreement.

•

Mr. Schaeffer’s employment agreement also defines “good reason” as, without the named executive’s consent: a significant adverse alteration in the nature or status of his authority, duties or responsibilities (and his removal from the position of chief executive officer or requiring him to report to any employee of IRT will be deemed to be a significant adverse alteration in the nature or status of his responsibilities); provided, however, that the election by the board of a different person to serve as chairman will not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of IRT have their duties assigned to them by the chairman.

•

Mr. Sebra’s and Mr. Ender’s respective employment agreements also define “good reason” as a significant adverse alteration in the nature or status of their respective authority, duties or responsibilities;

Each NEO employment agreement provides that (i) good reason will not be deemed to exist unless notice of termination on account thereof (specifying a termination date of at least 60 days but no more than 90 days from the date of such notice) is given no later than 90 days after the time at which the event or condition purportedly giving rise to good reason first occurs or arises and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes good reason, IRT will have 30 days from the date notice of such a termination is given to cure such event or condition and, if IRT does so, such event or condition will not constitute good reason.

Each NEO employment agreement provides that a change in control will not be deemed to occur solely because 50% or more of the combined voting power of IRT’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by IRT or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of IRT in the same proportion as their ownership of shares in IRT immediately prior to such acquisition.  Each NEO employment agreement provides that a change in control will not occur unless such transaction constitutes a change in the ownership of IRT, a change in effective control of IRT, or a change in the ownership of a substantial portion of IRT’s assets under Section 409A of the IRC.

Director Compensation

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts.

In the period prior to 2017, our independent directors received an annual fee of $30,000, payable quarterly. In this period, our audit committee chairman received an additional annual fee of $10,000, payable quarterly. In May 2016, we issued 3,000 vested shares of our common stock to each of our directors pursuant to our LTIP. In October 2016, three of our directors were paid additional cash compensation for their services on the special committee of the board, which was formed to negotiate and oversee the management internalization transaction.  Our directors are reimbursed for their out-of-pocket expenses in attending board and committee meetings.

The following table sets forth information regarding the compensation paid or accrued by IRT during 2016 to each of our independent directors:

Director Compensation in 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William C. Dunkelberg, Ph.D	45,000(2)	22,800	67,800
Robert F. McCadden	65,000(2)	22,800	87,800
Mack D. Pridgen III	45,000(2)	22,800	67,800
Richard H. Ross	30,000	22,800	52,800
DeForest Soaries, Jr., D.Min	30,000	22,800	52,800
Sharon M. Tsao(3)	30,000	22,800	52,800
	245,000	136,800	381,800

(1)

On May 12, 2016, our compensation committee made the annual stock grant to non-management directors aggregating 18,000 shares valued at $7.60 per share as computed in accordance with FASB ASC Topic 718 based upon the grant date closing price of a share of our common stock on the NYSE MKT.  These awards vested immediately.

(2)	Includes the following amounts for serving on the special committee:
•	Robert F. McCadden (chairman) $25,000;
•	William C. Dunkelberg $15,000; and
•	Mack D. Pridgen III $15,000.

(3)	Effective December 30, 2016, Ms. Tsao resigned from the board.

Effective January 1, 2017, the compensation of each non-management director serving on the board was increased as follows:

•	A standard non-management board member retainer per year of:
o	$35,000 cash; and
o	$45,000 worth of stock in an award to be made at the meeting of the compensation committee next following IRT’s 2017 annual meeting of stockholders;

•	Chairman retainers per year of:
o	$20,000 for the audit committee chairman;
o	$15,000 for the compensation committee chairman; and
o	$10,000 for the nominating committee chairman

•	Committee member (other than the chairman) retainers per year of:
o	$7,500 for the audit committee members;
o	$5,000 for the compensation committee members; and
o	$5,000 for the nominating committee members.

The compensation committee approved these changes based on a review by FPL of IRT’s compensation program for its non-employee directors against comparable public real estate companies in light of the management internalization using the two peer groups identified above.  The compensation committee determined to accept FPL’s proposed compensation structure which considered the following factors:

•	The board’s roles and responsibilities were expected to expand after the management internalization

•	IRT had grown significantly through the acquisition of TSRE and had not previously adjusted its board compensation structure since its initial public offering in August 2013 and

•	FPL’s determination that IRT’s board compensation had been significantly below market.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding IRT’s equity compensation plans as of December 31, 2016.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	337,000(1)	$9.15	3,593,663(2)
Equity compensation plans not approved by security holders	-	n/a	-
Total	337,000(1)		3,593,663(2)

(1)

Includes 337,000 shares of our common stock underlying SARs outstanding under the incentive award plan at December 31, 2016, or the outstanding SARs. This is the gross number of shares of our common stock with respect to which the SARs are exercisable, not the net number of such shares which would actually be issued upon any exercise. Upon any such exercise, the difference between such gross and net number would again be available for future awards under the LTIP. Excludes 281,005 restricted common stock awards that remained subject to forfeiture at December 31, 2016 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance.

(2)

Assumes the reduction of the number of shares of our common stock remaining issuable under the LTIP at December 31, 2016 by the number of shares of our common stock reported in column (a). Does not reflect any reduction for awards made in February 2017, including the 2017 equity awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board has delegated oversight of compliance with our code of ethics to our audit committee, including the review of related party transactions, potential and actual conflicts of interest and the granting of waivers to the code of business conduct and ethics. The audit committee is responsible, and has the sole authority and full power of the board, to approve or reject all related party transactions on our behalf. All related party transactions and any identified potential and actual conflicts of interest are to be reviewed and approved or rejected by the audit committee. If the audit committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code. In determining whether a conflict of interest exists, our bylaws provide that a director or officer has no responsibility to devote his or her full time to the our affairs and that any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with ours. Any waiver of the code may be made only by the audit committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or directors will be promptly publicly disclosed to the extent required by law or stock exchange regulation. In addition, our board addressed potential conflicts of interest arising out of negotiating the terms of our management internalization with RAIT by appointing the special committee comprised of independent directors which negotiated the terms of our management internalization with RAIT and recommended that the board approve the management internalization.

The audit committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Prior to the management internalization, our advisor’s staff were, and currently our officers are, primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2016. All of these relationships and transactions were approved or ratified by the audit committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

Fees and Expenses Paid to Our External Advisor

On December 20, 2016, we completed our management internalization at a closing where we acquired IRA, our external advisor and certain assets and assumed certain liabilities related to the business of our property manager.  Upon acquiring IRA, we no longer incurred fees and expenses to our external advisor.  During the portion of 2016 prior to this closing, our advisory agreement with IRA provided for us to pay the following compensation to IRA:

•	Quarterly base management fee of 0.375% of our cumulative equity raised; and
•	Quarterly incentive fee equal to 20% of our core funds from operations, or Core FFO, as defined in the advisory agreement, in excess of $0.20 per share.

For the year ended December 31, 2016, IRA earned $7,092,000 of asset management fees.  We calculated the quarterly asset management fee for the period ended December 31, 2016 by adjusting for the effect of the repurchase of our shares held by RAIT as described in Note 7: Stockholder Equity and Non-Controlling Interest of the annual report as well as the purchase price for our management internalization as described in Note 3: Management Internalization of the annual report.  For the year ended December 31, 2016, IRA earned $350,000 of incentive fees. These fees are included within asset management fees in our consolidated statements of operations in the annual report.

As of December 31, 2016, we had no liabilities payable to IRA for asset management fees and incentive fees.  Any such liabilities would be presented within accounts payable and accrued expenses in our annual report.

Property Management Fees Paid to Our Property Manager

On December 20, 2016, in connection with our management internalization, we acquired property management agreements with respect to each of our properties from RAIT Residential, our previous property manager, which is wholly owned by RAIT.

We had entered into property management agreements with our previous property manager with respect to each of our properties.  Pursuant to these property management agreements, we paid our previous property manager property management and leasing fees on a monthly basis up to 4.0% of the gross revenues from a property for each month. Additionally, we may have paid our previous property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties. For the year ended December 31, 2016, our previous property manager earned $4,769,000 of property management and leasing fees. As of December 31, 2016, we had no liabilities payable to our property manager for property management and leasing fees.  Any such liabilities would be presented within accounts payable and accrued expenses.

Dividends Paid to Affiliates of Our External Advisor

On October 5, 2016, we repurchased and retired all 7,269,719 shares of our common stock owned by RAIT.  As of December 31, 2016, RAIT no longer owned any of the outstanding shares of our common stock.  For the year ended December 31, 2016, we declared and subsequently paid dividends of $3,926,000 related to shares of our common stock owned by RAIT.

RAIT Indebtedness

During the year ended December 31, 2016, we repaid $38,075,000 of mortgage indebtedness with proceeds from two property dispositions.  This indebtedness was held by RAIT.  For the year ended December 31, 2016, we paid $486,000 in exit fees pursuant to the contractual terms of the mortgage indebtedness to RAIT.  Also for the year ended December 31, 2016, we paid $361,000 of interest to RAIT. There was no accrued interest payable outstanding as of December 31, 2016.

Other Transactions with RAIT Subsequent to our Management Internalization (December 20, 2016 to December 31, 2016)

IRT paid RAIT $50,000 pursuant to our shared services agreement with RAIT and certain of its affiliates for the period ended December 31, 2016.  RAIT paid IRT $23,000 of property management fees.  IRT reimbursed RAIT $253,000 for compensation expense that RAIT paid to IRT employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish IRT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2016, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2016 have been filed.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in IRT’s proxy statement and form of proxy for next year pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2018 annual meeting of IRT’s stockholders, or the 2018 annual meeting, stockholder proposals must be submitted in writing to the attention of our secretary at our principal office, no later than December 8, 2017. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.  Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from IRT’s proxy materials for the 2018 annual meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement.  With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Corporate Secretary at our principal office no earlier than the close of business on November 5, 2017 and no later than the close of business on December 5, 2017. However, in the event the 2018 annual meeting is scheduled to be held on a date before April 16, 2018, or after June 15, 2018, then such advance notice must be received by us not earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than the later of (i) the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the meeting, and all proposals and nominations must be submitted to: Corporate Secretary, Independence Realty Trust, Inc., Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania, 19103. The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2018 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our board solicits for the 2018 annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the Securities and Exchange Commission’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Director Recommendations

A stockholder who wishes to submit recommendations for director candidates to the nominating committee should send a written recommendation to our executive offices, attention: secretary.  Our secretary will forward it to the nominating committee chairman. The stockholder must provide the same information regarding the director candidate called for in our bylaws for a director nomination and submit such recommendation within the time period in our bylaws set forth for a director nomination.  All stockholder recommendations received by the nominating committee will begin to be reviewed at the first meeting of the nominating committee held after receipt of all information required with respect to the recommendation.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2016 Annual Report to Stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2016, was sent to stockholders of record as of March 17, 2017. Stockholders of record as of March 17, 2017, and beneficial owners of our common stock on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to IRT, at our Philadelphia address stated herein, and to the attention of the secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 17, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 16, 2017. The notice of annual meeting, proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2016 are available on our website at http://investors.irtliving.com/FinancialDocs.aspx?iid=4235858.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials or proxy statements and annual reports, as applicable. This means that only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. IRT will promptly deliver a separate copy of each applicable document to any stockholder who contacts IRT’s investor relations department by written or oral request at our address on page 1 of this proxy statement or by telephone at (215) 207-2100 requesting such copies. If a stockholder is receiving multiple copies at the stockholder’s household and would like to receive a single copy for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or IRT’s investor relations department to request mailing of a single copy of the applicable document.

By order of the Board of Directors

/s/ JESSICA K. NORMAN
Jessica K. Norman,
Secretary

April 4, 2017

APPENDIX A

GUIDELINES OF INDEPENDENCE REALTY TRUST, INC. AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of Independence Realty Trust, Inc. (“IRT”) has adopted the following guidelines regarding the engagement of IRT’s independent auditor to perform services for IRT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the fourth quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the first quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either such fourth quarterly meeting or such first quarterly Committee meeting.

For non-audit services, IRT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. IRT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of any applicable stock exchange. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to IRT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

A-1

APPENDIX B

ANNUAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE REALTY TRUST, INC.

May 16, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please mark, sign, date and mail your proxy card promptly in the enclosed envelope.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333330300000000 1 051617

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED, "FOR" APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INDEPENDENCE REALTY TRUST, INC. ("IRT") FOR FISCAL 2017 AND "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVES. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE REALTY TRUST, INC.

May 16, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00033333330300000000 1 051617

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED, "FOR" APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INDEPENDENCE REALTY TRUST, INC. ("IRT") FOR FISCAL 2017 AND "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVES. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.